UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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iStar Inc.
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2020

ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

A Letter from iStar's Lead Independent Director
To My Fellow Shareholders:

It is an honor to serve as iStar's Lead Independent Director. 2019 was an exciting year as we made great progress toward achieving our goals and establishing ourselves as a leader in a new and growing industry. We are gratified that our success rewarded our shareholders with a 64% Total Shareholder Return ("TSR") in 2019. Below are highlights of which our Board and management team are particularly proud. For additional detail, I encourage you to read the letter from Jay Sugarman, our Chairman and CEO, in our Annual Report.

However, before addressing 2019, I'd like to provide some thoughts on the COVID-19 pandemic and the measures iStar is taking to mitigate its impact. The safety and health of our employees and other colleagues are always the highest priority, never more so than now. We have closed all of our offices for the time being and our employees are working from home. We are highly focused on providing a supportive work environment for our people as they adjust to their new "work from home" reality. We are encouraging our employees to observe social distancing protocols. We are also complying with enhanced sanitization measures and other required health and safety steps.

We are maintaining contacts with our business relationships, including tenants, customers, vendors and others, to ensure our business continues to function as effectively as possible during this challenging period. I am proud of the resilience and resolve our team is demonstrating and, with the steps we took last year, believe we will continue moving forward with our strategy once the current crisis abates.

Demonstrated Progress on Our Three-Pronged Strategy:

Turning now to our recent progress, detailed below is the three-pronged strategy iStar set forth at the beginning of 2019, along with key accomplishments made throughout the year:

O
Scale Safehold, our ground lease business

•
Closed $1.8 billion of transactions at Safehold (NYSE: SAFE), more than double the original full year target

•
Generated 118% total shareholder return at SAFE, making it the top performing REIT during 2019

•
Increased the value of our investment in SAFE shares. Based on the value of SAFE shares at year-end, this represents an unrealized gain of $511 million

O
Highlight the value in our portfolio and return capital to shareholders through stock buybacks and dividends

•
Unlocked $400 million of gains through several asset transactions

•
Bought back 7.3 million shares, or 9% of total diluted shares outstanding

•
Raised the dividend by 11% to an annualized rate of $0.40 per share

O
Simplify our business by accelerating the monetization of legacy assets and strengthening the balance sheet.

•
Sold $250 million of legacy assets for a $33 million gain

•
Reduced total legacy assets to just 16% of the portfolio

•
Meaningfully enhanced our credit profile after executing $2 billion of capital markets transactions during the year and earning a credit rating upgrade from S&P to BB
Meaningfully Enhanced Ongoing Proactive Dialogue with Shareholders

We continued our track record of robust shareholder engagement in 2019. In addition to discussing business strategy, performance, Board oversight and ESG initiatives, we were particularly focused on gathering feedback on executive compensation after the disappointing Say-on-Pay vote at our last two Annual Meetings. For 2019,

A Letter from iStar's Lead Independent Director	iStar Inc. 2020 Proxy Statement

our Board and Compensation Committee reached out to shareholders representing nearly 90% of shares outstanding and held discussions with 56% of shares outstanding. We received thoughtful feedback from investors, which was extremely useful and greatly informed the significant changes we have made to directly address shareholders' viewpoints.

I personally participated in 80% of these discussions, many of which were held face to face, along with my fellow Director and Chairman of our Compensation Committee, Barry Ridings. For a detailed discussion of this effort, please read the letter from Barry and our CD&A, which can be found on pages 31 and 34, respectively, of this Proxy Statement.

Made Significant Changes to Executive Compensation Programs and Disclosure

In a concerted effort to demonstrate responsiveness to shareholder feedback and continue our commitment to a performance-based executive compensation program, the Compensation Committee made a number of meaningful changes to our pay programs:

  O
  We have reduced our CEO's annual base salary from $1 million to $600,000

  O
  We are including our CEO in the annual incentive plan ("AIP"), increasing the portion of his pay at risk and aligning him with the rest of the senior management team

  O
  We have revised AIP performance metrics to reflect key value drivers of the business, incorporating a second financial metric of adjusted book value per diluted share

  O
  We have emphasized explicit AIP individual performance goals

  O
  We have provided enhanced disclosure of individual AIP targets

  O
  We have introduced a cap on individual bonus awards, with the 2020 AIP maximum cap set at 5 times base salary for our CEO and other Named Executive Officers ("NEOs")

  O
  We have established a cap on total annual CEO compensation at $10 million

  O
  We have provided enhanced disclosure of individual iStar Performance Incentive Plan ("iPIP") scorecard to determine iPIP award allocations

  O
  We have toughened the TSR modifier applicable to iPIP payouts, doubling the penalty for poor relative TSR performance vs. the indices

We also made a number of other disclosure enhancements:

  O
  We have included a Board skillset matrix in this Proxy Statement (see page 4)

  O
  We have enhanced CD&A transparency and readability

  O
  We have published our first ESG report in conjunction with this Proxy Statement, which can be found on our website at the following location: http://www.istar.com/sustainability
Focus on Board Refreshment

Director refreshment and Board succession planning have been and continue to be a critical area of focus for our Board. We understand the importance of having the right mix of skills, expertise, and diversity required for oversight of our unique business. We added Richard Lieb to our Board in May 2019 after identifying a need to bring on another director with deep experience in real estate, finance and capital markets. Richard's oversight and contributions have proven invaluable over the last year as we sought to enhance our capital structure and improve our credit quality.

Our Board also identified the need for another director with operational, technology and risk management experience. Anita Sands joined our Board in February 2020 and will stand for election by shareholders at our Annual Meeting. Anita previously served in various senior roles at UBS Financial Services, most recently as Group Managing Director, Head of Change Leadership and a member of the Wealth Management Americas Executive Committee. She is currently on the Board of Pure Storage, Inc. (NYSE: PSTG) and ServiceNow, Inc. (NYSE: NOW).

iStar Inc. 2020 Proxy Statement

Moreover, Anita is an internationally known speaker on the future of work, diversity, inclusion and belonging, and leadership for the digital age.

We are proud of all that we accomplished in 2019 and look forward to the exciting challenges ahead. On behalf of the full Board, we are focused on understanding your interests and acting responsibly and thoughtfully to grow and protect your investment. Thank you for your continued investment in and support of iStar.

Sincerely,

Robin Josephs,
Lead Independent Director

A Letter from iStar's Lead Independent Director	iStar Inc. 2020 Proxy Statement

Notice of 2020 Annual Meeting of Shareholders

Items of Business

Proposal 1	Election of six directors	Thursday, May 21, 2020 9:00 a.m. Eastern time

Proposal 2	Non-binding, advisory vote to approve executive compensation ("Say-on-Pay")

Proposal 3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	A virtual meeting via the internet at www.meetingcenter.io/ 270691A08.

In addition, we will transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.		Shareholders of record at the close of business on March 20, 2020 are entitled to notice of and to vote

Record Date

The Board has fixed the close of business on March 20, 2020, as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common stock and 8.00% Series D preferred stock at the close of business on that date will be entitled to vote at the annual meeting.

How to Vote	In order to vote online or by telephone, you must have the shareholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials.

	By internet	By phone	By mobile device	By mail

Registered Holders	www.envisionreports.com/STAR	In the U.S. or Canada dial toll-free, 24/7 1-800-652-8683	Scan the QR code	Complete, sign, date and return your proxy card in our prepaid envelope
Beneficial Owners	www.proxyvote.com	In the U.S. or Canada dial toll-free, 24/7 1-800-690-6903		Complete, sign, date and return your voting instruction form in our prepaid envelope

Even if you expect to participate in the annual meeting, please vote your proxy in advance to ensure that your shares will be counted.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2020

We make proxy materials available to our shareholders online. You can access proxy materials including our 2019 annual report to shareholders at http://www.envisionreports.com/STAR. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors, Geoffrey M. Dugan General Counsel, Corporate and Secretary New York, New York April 9, 2020

Notice of 2020 Annual Meeting of Shareholders	iStar Inc. 2020 Proxy Statement

Proxy Statement

Proxy Statement • Contents	iStar Inc. 2020 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement, but does not contain all of the information that you should consider. Please read the entire proxy statement carefully before voting.

Voting Matters

Agenda Item		Voting Recommendation	More Information

Proposal 1	Elect six directors nominated by iStar's Board	FOR each Nominee	Page 7

Proposal 2	Approve, on an advisory basis, executive compensation	FOR	Page 30

Proposal 3	Ratify the selection of the independent auditors	FOR	Page 61

Overview of Our Business
Who We Are
  O
  iStar (NYSE: STAR) is a real estate investment trust (REIT) that finances, invests in and develops real estate and real estate related projects.

  O
  iStar is focused on reinventing the ground lease sector and unlocking value for real estate owners throughout the country by providing modern, more efficient ground leases on all types of properties.

  O
  iStar is the founder and largest shareholder of Safehold (NYSE: SAFE), the first publicly traded company to focus on modern ground leases.

  O
  Through our significant ownership stake in SAFE, together with our legacy portfolio and historical strengths in finance and net lease, iStar delivers a unique and innovative business platform.

Proxy Summary • Overview of Our Business	iStar Inc. 2020 Proxy Statement | 1

What We Do

iStar currently operates through four primary business lines:

I.	Safehold and Net Lease

O

Ground lease strategy operated through Safehold Inc. (NYSE: SAFE) and traditional net lease strategy

O

Safehold is a separate, externally managed, "pure play" public company with iStar as its largest economic owner and investment manager

O

Safehold is the first and only nationally-scaled, customer-focused platform for ground leases

II.	Real Estate Finance	O Senior and Mezzanine real estate loans

III.	Operating Properties	O Commercial assets across a broad range of geographies and property types

IV.	Land & Development	O Land entitled for master planned communities and other development projects

Note: $ in millions unless otherwise specified. Figures based on Gross Book Value of the Company's total investment portfolio and includes 100% of the assets of iStar's consolidated joint ventures and the carrying value of iStar's investment in non-consolidated joint ventures and affiliates,

(1)
Based on market value of SAFE as of December 31, 2019 of $40.30 per share with 31.2m shares.

(2)
Excludes cash. SAFE presented at Gross Book Value.

2 | iStar Inc. 2020 Proxy Statement

Current Board and Nominees

The following table provides summary information about each current director and director nominee. Detailed information about each nominee's background, skill set, and areas of experience can be found beginning on page 9.

Our Nominees

Proxy Summary • Current Board and Nominees	iStar Inc. 2020 Proxy Statement | 3

Board Highlights

Highly Skilled Directors

Shareholder Engagement in 2019
Why We Engage

Shareholder engagement is key to management and the Board's ongoing review and analysis of iStar's strategy, compensation program and corporate governance policies. These shareholder discussions provide valuable

4 | iStar Inc. 2020 Proxy Statement

feedback and enable us to address shareholder feedback and interests in designing and implementing our programs and practices.

How We Engage

Investor outreach is a year-round process that involves both iStar's Board and management team.

Proxy Season (March—May)	Off-Season (September—February)

O

Every year we reach out to our largest institutional shareholders and engage directly with all who respond affirmatively, both in person and by teleconference

O

Any feedback from these discussions is shared with the full Board and management team ahead of the Annual Meeting

O

Each year, members of our management team and the Board engage with shareholders to discuss strategy, performance, executive compensation, Board composition and other ESG topics

O

Feedback from these discussions is shared with the full Board and management team and ultimately informs the Board's decision-making process

Scope of Recent Engagement

This year, we reached out to holders representing nearly 90% of outstanding shares and held discussions with holders of 56% of outstanding shares. We also engaged with the two leading proxy advisory firms, Institutional Shareholder Services (ISS) and Glass Lewis.

The priority topic for off-season outreach this year was executive compensation and the Chairman of our Compensation Committee and Lead Director participated in 80% of discussions held. For investors who declined outreach or did not respond, we shared our presentation materials over email for their review.

Proxy Summary • Shareholder Engagement in 2019	iStar Inc. 2020 Proxy Statement | 5

In addition to providing an update on the evolution of iStar's business strategy and compensation program, we discussed a wide variety of topics with our shareholders in 2019. A summary of key topics discussed is provided in the table below:

Key Topics	Focus Areas
Compensation (See the CD&A Summary for more details)

O

Structuring CEO compensation program to include an annual bonus (AIP)

O

Changing / enhancing performance metrics used in AIP

O

Enhanced transparency of long-term (iPlP) program, including details around the Compensation Committee's process for determining executive compensation

Governance	O Importance of adding new Directors and expanding Board size O Focus on diversity and mix of skills and experiences O Details around Director search process O Disclosure of a Director skills matrix

Environmental, Social and Governance (ESG)	O Increased disclosure of ESG initiatives

Shareholder Outreach	O Increased disclosure around depth and scope of investor outreach, including details of feedback received

Corporate Governance Best Practices

iStar's corporate governance policies and practices support our business and align with best practices.

What we do

Lead Independent Director with robust role and responsibilities	Annual election of Board members

Majority Independent Board	Board committees comprised of independent Directors

Shareholders can call special meetings and amend bylaws	Whistleblower policy

Majority voting provisions	Robust Director and Committee evaluation process

Published inaugural ESG Report in 2020

6 | iStar Inc. 2020 Proxy Statement

Proposal 1—Election of Directors

Our Board of Directors currently has six members. The Board of Directors has nominated all six directors for election at the 2020 Annual Meeting to serve until the 2021 Annual Meeting of shareholders and until their respective successors have been elected and qualified. All current directors were elected at the 2019 Annual Meeting, with the exception of Anita Sands, who joined our Board in February 2020 and is a nominee for election by the shareholders for the first time.

Each of the nominees has consented to serve as a director if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors, unless the Board chooses to reduce its own size. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve if elected. Proxies cannot be voted for more than six persons.

We believe that our directors should satisfy several qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities and other attributes discussed below in "Director Nominations and Qualifications." We also endeavor to have a Board that represents a range of qualities, skills and depth of experience in areas that are relevant to and contribute to the Board's oversight of the Company's business activities. Following the biographical information for each director nominee, we describe the key experiences, qualifications, skills and attributes the director nominees bring to the Board that, for reasons discussed in the chart below, are important considering iStar's business and structure. The Board considered these key experiences, qualifications, skills and attributes and the nominees' other qualifications in determining to recommend that they be nominated for election.

All of the nominees, other than Mr. Sugarman, are independent under the standards prescribed by the New York Stock Exchange.

Director Nominations and Qualifications

The Nominating and Governance Committee (the "Committee") is charged with identifying potential Board members and recommending qualified individuals to the Board for its consideration. The Committee is authorized to employ third-party search firms to identify potential candidates. In evaluating candidates, the Committee considers, among other things:

  O
  Education, background, skills, and experience that provide knowledge of business, financial, governmental, or legal matters relevant to our business or to our status as a public company

  O
  A high level of personal and professional ethics, integrity, and values

  O
  A reputation for exercising good business judgment

  O
  Commitment to representing the long-term interests of our shareholders

  O
  The fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs

  O
  Sufficient available time to fulfill the responsibilities of a member of iStar's Board

The Committee also considers whether individuals satisfy the independence criteria set forth in the NYSE listing standards, as well as any special criteria applicable to service on various standing committees of the Board. Our Board and the Nominating and Governance Committee do believe that it is desirable that Board members represent diversity of gender, race and national origin, as well as diversity of viewpoints, background, experience and demographics.

Proposal 1—Election of Directors • Director Nominations and Qualifications	iStar Inc. 2020 Proxy Statement | 7

The Committee generally identifies nominees by first assessing whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, differing viewpoints and other qualities necessary to the Board's ability to oversee and guide the business and affairs of the organization. The Board generally nominates for re-election current members of the Board who are willing to continue in service, collectively satisfy the criteria listed above and are available to devote enough time and attention to the affairs of the organization. When the Committee seeks new candidates for director roles, it seeks individuals with qualifications that will complement the experience, skills and perspectives of the other members of the Board. The full Board 1) considers candidates that the Committee recommends; 2) considers the optimum size of the Board; 3) determines how to address any vacancies on the Board; and 4) determines the composition of all Board committees.

We believe our director nominees are well-equipped to oversee management and address the complex issues confronting iStar as it continues to focus on key strategic objectives, including:

  O
  becoming the market leader in the ground lease sector

  O
  increasing the pace at which we monetize our legacy assets

  O
  continuing to invest our capital where we believe we can capture appropriate risk-adjusted returns

We recently added a new director, Anita Sands, who joined our Board in February 2020 and is a nominee for election by our shareholders at the annual meeting. Ms. Sands' addition to the Board resulted from a successful search for a candidate who would bring diversity and skills valuable to help us execute on our go-forward strategy.

8 | iStar Inc. 2020 Proxy Statement

Candidates for Election as Director

Jay Sugarman	Chairman and Chief Executive Officer, iStar Inc. and Safehold Inc.
Chairman and Director since 1996 Age 57	iStar Board Leadership Roles Chairman

Education:

Princeton University, B.A.

O

Paul Volcker Award in Economics; summa cum laude; valedictorian nominee

Harvard Business School, M.B.A.

O

Baker Scholar; Loeb Award in Finance; Copeland Award; Gillette Prize in Marketing

Other Public Company Boards

O

Safehold Inc.

Select Business Experience

iStar Inc.

O

Executive Chairman

Safehold Inc., the first public company focused on ground lease investments

O

Chairman & CEO, June 2017 to present

Select Skills and Qualifications

Business Development & Strategy

O

Experience building two companies from the ground up as founder and chief executive officer of both iStar and Safehold

Senior Leadership

O

Serves as CEO of iStar and Safehold, bringing financial, operational and real estate expertise to the Board

Investing

O

Prior to founding iStar, managed private investment funds on behalf of the Burden family (a branch of the Vanderbilt family) and the Ziff family

Proposal 1—Election of Directors • Candidates for Election as Director	iStar Inc. 2020 Proxy Statement | 9

Clifford De Souza	Retired Chief Executive Officer, Mitsubishi UFJ Securities International
Independent Director since 2015 Age 58	iStar Board Leadership Roles Audit Committee Chair Investment Committee Member Nominating and Governance Committee Member

Education:

Cambridge University, B.A.

University of Maryland, Ph.D.

Other Public Company Boards

O

None

Select Business Experience

Mistubishi UFJ Securities

O

Chairman & Head of International Business London, NY, HK, Singapore,

O

CEO London

Citigroup Alternative Investments

O

CIO Multi Strategy Hedge Fund Group

O

Leadership Team -Hedge Fund, Private Equity, Real Estate, and Structured Products

UBS/SBC Warburg Dilion Read

O

Global Head Emerging Markets

Select Skills and Qualifications

Capital Markets, Business Development, Strategy and Risk Management

O

At Mitsubishi, responsible for all international securities and investment banking operations including Capital Markets, Secondary Trading, Technology and Operations

O

At Citigroup, managed over $40 billion in private equity, real estate, structured product, and hedge fund assets

Public Company Executive and Director/Senior Leadership Experience

O

Chairman—New York, Hong Kong and London MUFG Securities entities, Director NY entity

O

CEO—London and New York entities

Finance/Accounting

O

All senior roles required experience with balance sheets, finance and accounting practice

10 | iStar Inc. 2020 Proxy Statement

Robin Josephs	Former Managing Director, Starwood Capital Group
Lead Independent Director Independent Director since 1998 Age 59	iStar Board Leadership Roles Nominating and Governance Committee Chair Compensation Committee Member Audit Committee Member

Education:

The Wharton School at the University of Pennsylvania, B.S.

O

Phi Beta Kappa; magna cum laude

Columbia Business School, M.B.A

Other Public Company Boards

O

Safehold Inc.

O

MFA Financial, Inc.

O

QuinStreet, Inc.

Select Business Experience

Starwood Capital Group, a private equity firm specializing in real estate

O

Managing Director, 2005 to 2007

Goldman Sachs & Co.

O

Vice President, Real Estate and Equity Capital Markets, 1986 to 1996

Select Skills and Qualifications

Finance / Accounting

O

Investment banking and private equity background from roles at Goldman Sachs and Starwood Capital

Capital Markets

O

Experience as VP of Capital Markets at Goldman Sachs

Real Estate

O

At Starwood Capital Group, evaluated and managed numerous real estate investments

Proposal 1—Election of Directors • Candidates for Election as Director	iStar Inc. 2020 Proxy Statement | 11

Richard Lieb	Senior Advisor, Greenhill & Co., LLC
Independent Director since 2019 Age 60	iStar Board Leadership Roles Investment Committee Chair Compensation Committee Member

Education:

Wesleyan University, B.A.

O

Phi Beta Kappa

Harvard Business School, M.B.A

Other Public Company Boards

O

VEREIT, Inc.

O

AvalonBay Communities, Inc.

O

CBL Properties, Inc.

Select Business Experience

Greenhill & Co.

O

Senior Advisor, 2018 to Present

O

CFO, 2008 to 2012

O

Chairman of Real Estate, 2005 to 2018

Goldman Sachs & Co.

O

Head of Real Estate Investment Banking, 2000 to 2005

Select Skills and Qualifications

Finance / Accounting

O

Served as Greenhill's CFO from 2008 to 2012

Real Estate

O

More than 30 years of experience focusing on advisory opportunities in the real estate industry

O

Work has covered the full range of investment banking services for nearly all property sectors, including strategic advisories, IPOs and other securities offerings, asset purchases and sales, property financings, restructurings and M&A

12 | iStar Inc. 2020 Proxy Statement

Barry Ridings	Senior Advisor, Lazard Frères & Co. LLC and Chairman, LMDC Holdings LLC
Independent Director since 2011 Age 68	iStar Board Leadership Roles Compensation Committee Chair Audit Committee Member

Education:

Colgate University, B.A.

Cornell University, Johnson Graduate
School of Management, M.B.A

Other Public Company Boards

O

Siem Industries, Inc.

Select Business Experience

Lazard Frères & Co.

O

Senior Advisor, 2015 to Present

O

Chairman and CEO of LMDC Holdings, 2006 to Present

O

Chairman and CEO of Lazard Capital Markets, 2006 to 2014

O

Chairman of LAI Holdings (private equity, technology and real estate funds), 2006 to Present

O

Vice Chairman of U.S. Investment Banking, 2005 to 2015

O

Co-head of Restructuring, 1999 to 2015

O

Chairman of Lazard Middle Market LLC, 2007 to 2019

O

Fairness Opinion Committee member, 1999 to 2015

Other Current Engagements

O

Chairman of the Advisory Council, Cornell University Johnson Graduate School of Management

O

Director, Catholic Charities of the Archdiocese of New York

Select Skills and Qualifications

Finance / Accounting

O

Over 40 years of experience in investment banking and restructuring at Lazard and BT Alex Brown

Capital Markets

O

As former Chairman of Lazard Capital Markets, advised on the underwriting of equity and debt offerings, as well as securities trading

O

Extensive experience in initial public offerings, secondary stock offerings, debt offerings, opinion letters and mergers and acquisitions

Proposal 1—Election of Directors • Candidates for Election as Director	iStar Inc. 2020 Proxy Statement | 13

Anita Sands	Former Head of Change Leadershp, UBS
Independent Director since 2020 Age 43	iStar Board Leadership Roles None

Education:

Queens University Beflast, B.S. and Ph.D

Carnegie Mellon University, M.S.

Other Public Company Boards

O

ServiceNow

O

Pure Storage

Select Business Experience

UBS

O

Head of Change Leadership, 2012 to 2013

O

Chief Operating Officer, UBS Wealth Management, 2010 to 2012

O

Transformation Consultant, 2009 to 2010

Citigroup

O

Head of Transformational Management, 2008 to 2009

Select Skills and Qualifications

Technology

O

At UBS, responsible for technology, operations and corporate shared services, including real estate for 17,000-person division with 7,000 financial advisors and over $1TN in AUM

Operations and Risk Management

O

At Citigroup, member of Global O&T Operating Committee which oversaw an organization of 140,000 employees and budget in excess of $20B

Business Development & Strategy

O

As Transformation Consultant at UBS Wealth Management, led the Transformation Program at UBS Wealth Mgt Americas, from strategy and design through to execution

14 | iStar Inc. 2020 Proxy Statement

Corporate Governance

Board Leadership Structure

In determining the appropriate Board leadership structure it believes will be in the best interests of the organization and shareholders, the Board takes into account a variety of factors, including the business circumstances and needs at a given time. These positions may be held by one individual or by two different individuals. If the Chairman is not an independent director, the Board will designate a lead independent director.

Our current leadership structure consists of a combined Chairman of the Board and Chief Executive Officer position, an independent lead director, an active, involved and independent set of directors, and board committees chaired by independent directors.

Role of the Chairman

Our Board of Directors currently believes it is in our best interests to have Mr. Sugarman serve as Chairman of our Board of Directors and Chief Executive Officer. When combined with the current composition of the Board, the use of a lead independent director, and the other elements of our corporate governance structure, the combined CEO and Chairman position strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of our business and affairs.

Mr. Sugarman is an experienced real estate executive and long-time employee with years of board experience. As CEO he has the primary responsibility of developing corporate strategy and managing our day-to-day business operations. As a Board member, he understands the responsibilities and duties of a director and is well positioned to 1) chair regular Board meetings; 2) provide direction to management regarding the needs, interests and opinions of the Board; and 3) help ensure that key business issues and shareholder matters are brought to the attention of the Board. As both CEO and Chairman, Mr. Sugarman promotes unified leadership and direction for the Board and management. In addition, strong corporate governance structure and process ensures our independent directors will continue to effectively oversee management and key issues such as strategy, risk and integrity. Board committees are comprised solely of independent directors. As such, independent directors oversee critical matters, including the integrity of our financial statements, the compensation of our CEO and management executives, financial commitments for capital projects, the selection and annual evaluation of directors, and the development and implementation of corporate governance programs.

Our Board and each Board committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as appropriate. The Non-Employee Directors, all of whom are independent, meet in executive session without management either before or after regularly scheduled Board and Board committee meetings to discuss various issues and matters including the effectiveness of management, as well as our performance and strategic plans.

Corporate Governance • Board Leadership Structure	iStar Inc. 2020 Proxy Statement | 15

Role of the Lead Director

Every year, the independent members of the board elect an independent lead director. Robin Josephs is currently designated as our lead independent director and is responsible for the following duties:

O

Presides at all meetings of the Board at which the Chairman
is not present and all executive sessions of the independent directors

O

Acts as advisor to CEO and direct liaison between CEO
and independent directors

O

Plans, reviews, and approves Board meeting agendas and information presented to the Board

O

Calls meetings of the independent directors as appropriate

O

Contributes to annual CEO performance review and assists with succession planning

O

Consults the Nominating and Governance Committee on
the Board's evaluation process

O Participates in consultations and direct communication with major shareholders and their representatives when appropriate O Performs such other duties as the Board may determine from time to time

The lead independent director is selected from among the non-employee directors. The Nominating and Governance Committee and management discuss candidates for the lead independent director position, and consider many of the same types of criteria as candidates for the chair of other Board committees including:

  O
  Tenure

  O
  Previous service as a Board committee chair

  O
  Diverse experience

  O
  Participation in and contributions to activities of the Board

  O
  Ability and willingness to commit adequate time to the role

Board Composition and Diversity

We recognize the value of nominating individuals who will bring a variety of diverse opinions, perspectives, skills, experiences, backgrounds and orientations to the Board's discussions and decision-making processes. An overriding principle is that all nominations to the Board should be based on merit and suitability of the candidate. Subject to those considerations, the Board recognizes the need to consider director candidates from different backgrounds. The charter of the Nominating and Governance Committee identifies diversity as one factor the committee may consider when nominating a candidate for election to the Board. To that end, the committee strives for diversity not just in terms of innate factors like gender, race and age, but also in the categories of background, experience, skills, accomplishments, personal qualities and specific traits that would contribute to our Board.

The Nominating and Governance Committee believes it is important to have a mix of experienced directors with a deep understanding of our business and others who bring fresh perspectives. The committee discusses potential additions to our board on an ongoing basis. In addition, the Nominating and Governance Committee regularly assesses the size and composition of our Board to help ensure that the Board functions effectively given the size, diversity and complexity of our business and the range of business segments and markets in which we operate. The committee believes the current size of the Board is appropriate considering the need for our directors to communicate and act efficiently, the time commitment required of our directors and the nature of our strategic plans.

Director Independence

Our Corporate Governance Guidelines require that a majority of the Board consist of directors who the Board has determined are independent. Our Board has determined that all of our current directors, other than our Chairman

16 | iStar Inc. 2020 Proxy Statement

and Chief Executive Officer, are independent. In determining director independence, the Board considers all relevant facts and circumstances, as well as New York Stock Exchange (NYSE) listing standards. Under the NYSE listing standards, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with iStar, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. In addition, the Board has adopted the following standards to assist them in determining director independence

  O
  The director may not be an employee and no member of the director's immediate family may be an executive officer of iStar, currently or within the preceding 36 months. For purposes of these standards, "immediate family" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person's home.

  O
  The director is not a current partner or employee of a firm that is iStar's internal or external auditor; no member of the director's immediate family is a current partner of such firm, or an employee of such a firm and personally works on the iStar audit; or neither the director nor any member of his or her immediate family was within the last three years a partner or employee of such a firm and personally worked on iStar's audit within that time.

  O
  The director does not serve as an executive officer of a charitable or non-profit organization to which iStar has made contributions that, in any of the last three fiscal years, exceed the greater of $1 million or 2% of the charitable or non-profit organization's consolidated gross revenues.

  O
  Neither the director nor a member of the director's immediate family is employed as an executive officer (and has not been employed for the preceding 36 months) by another company where any of iStar's present executive officers serves or served on that company's compensation committee.

Our Board has determined that each of the following non-employee director nominees qualifies as independent under NYSE rules and satisfies our independence standards: Clifford De Souza, Robin Josephs, Richard Lieb, Barry Ridings and Anita Sands.

The Nominating and Governance Committee ensures that there is a review of each director's employment status and other board commitments and, where applicable, each director's (and his or her immediate family members') affiliation with consultants, service providers or suppliers of the organization. With respect to each non-employee director, the Committee determined that either the director was not providing goods or services to us or the amounts involved were below the monetary thresholds set forth in the independence standards noted above.

No arrangement or understanding exists between any director and any other person or entity pursuant to which any director was, or is, to be selected as a director or nominee.

Nominations by Shareholders

The Nominating and Governance Committee is responsible for recruiting new directors. To contribute to that process, the committee may solicit and consider suggestions regarding possible nominees from current directors, management, or shareholders. In addition, we may retain professional search firms or consultants to help us identify potential directors with desired skills and disciplines.

Shareholder nominations for election to the Board should be sent to the attention of our Corporate Secretary at the address provided under "Communications with the Board." This correspondence should describe the candidate's qualifications and include the candidate's written statement of willingness and affirmative desire to serve as a director and to represent the interests of all shareholders. Shareholders also may nominate candidates directly by following the procedures specified in our bylaws for nominations and other shareholder proposals. See "When are shareholder proposals due for the 2020 annual meeting?" in this proxy statement.

Candidates proposed by shareholders will be considered in the same manner and using the same criteria as candidates identified by the Nominating and Governance Committee.

Corporate Governance • Nominations by Shareholders	iStar Inc. 2020 Proxy Statement | 17

Board's Role in Risk Oversight

Due to the nature of our business, it is not possible or desirable to eliminate risk from our activities. Instead, we believe our focus should be on identifying, pricing, managing and monitoring risk, with the objective of achieving attractive, long-term, risk-adjusted returns. We have robust internal processes and a strong internal control environment designed to identify, manage, and mitigate material risks and to keep the Board and its committees informed with respect to risk management matters.

The Board's role in risk oversight is consistent with our leadership structure generally.

The Board and its committees receive regular reports from members of senior management, outside auditors and internal audit firm on areas of material risk—including operational, IT, compliance, financial, legal, regulatory, strategic and reputational risk—in order to review and understand risk identification, risk management and risk mitigation strategies.

The Board and management are focused on risk management issues pertaining to our information systems and technology, including cybersecurity. Management is pursuing initiatives intended to identify and, if necessary, remediate weaknesses in our information security; enhance our internal cyber awareness training programs; and improve access to key information for the purpose of promoting operational efficiencies in data management. Management reports regularly to the Board on the status of these initiatives.

Board and Committee Annual Assessments

To ensure the effectiveness of the Board as a whole and its committees, our directors engage in an annual assessment of the Board and committee performance. For the purpose of ensuring the effectiveness of the Board as a whole and its committees, an independent third- party interviews each director individually on a wide range of topics including:

  O
  board structure and composition

  O
  communications between management, the Board, and its committees

18 | iStar Inc. 2020 Proxy Statement

  O
  information furnished to the Board

  O
  the Board's relationship with management

  O
  the effectiveness of the Board and its committees.

The independent third-party then summarizes the individual comments and assessments in an oral report to the Board in executive session. The Board utilizes the results of this process to help refine and improve the operations of the Board and its committees. In 2019, the annual assessment occurred in September and the report was presented to the Board and discussed at the October 2019 meeting.

Board Meetings Held during 2019

During 2019, the board held 13 meetings, either in person or by telephone conference call. Directors are expected to attend a majority of the Board meetings. All directors attended at least 92% of the Board meetings and applicable committee meetings held during 2019. The Board also acts by unanimous written consent in appropriate circumstances. All of our directors were present in person at the 2019 annual meeting and were re-elected at that meeting (other than Ms. Sands, who is a nominee for the first time in 2020).

Executive Sessions

Our Board of Directors meet in executive session at least quarterly without management present. The Audit Committee also meets in executive session at least quarterly, without management present, with representatives of our independent registered public accounting firm and with representatives with the accounting firm engaged to assist us in the preparation of our documentation, testing, and evaluation of internal controls over financial reporting.

Service on Other Boards

In view of the commitment of time and effort that is required of a director of a public company, our board has established a guideline that its non-employee directors should not serve on the boards of more than four public companies, including iStar, and that our chief executive officer should not serve on the boards of more than two other public companies.

Director Resignation Policy

In an uncontested election, an incumbent nominee for director who fails to receive the requisite majority of votes cast for his or her election must offer to resign from the Board promptly following certification of the voting results. The Nominating and Governance Committee will consider any such resignation offer, determine whether to recommend acceptance of that resignation, and submit its recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating and Governance Committee or the Board regarding the proposed resignation. The Nominating and Governance Committee and the board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

Within 90 days after the results of the shareholder vote are certified, the Board will disclose its decision in a press release, filing with the SEC, or by other public announcement. If an incumbent director's offer to resign is not accepted by the Board, such director will continue to serve until a successor is elected and qualifies, or until the director dies, resigns, retires, or is removed, whichever shall occur first. If a director's offer to resign is accepted by the board, then the board, in its sole discretion, may fill the resulting vacancy pursuant to iStar's Bylaws.

Corporate Governance • Director Resignation Policy	iStar Inc. 2020 Proxy Statement | 19

Defensive Measures Profile
Opt-Out from MUTA Provisions

Subtitle 8, Title 3 of the Maryland General Corporation Law—commonly referred to as the Maryland Unsolicited Takeover Act, or MUTA—permits companies to unilaterally classify their boards into staggered classes and adopt certain other takeover defense measures. Under an amendment to our charter approved by the board in 2015, iStar is prohibited from electing to be subject to those provisions, meaning we cannot implement the takeover defense measures they describe. Our decision to opt out from the MUTA may not be repealed without the approval of a majority of our shareholders.

Shareholder Rights Plan

We do not have a shareholder rights plan, commonly known as a "poison pill," in effect.

"Whistleblower" Policy

Our Code of Conduct includes a policy on reporting suspected misconduct (a "whistleblower" policy) that describes how employees can report any concerns or suspected violations of our standards of conduct, policies, or laws and regulations to a named Compliance Officer, any other member of our Compliance Committee, our chief executive officer, or the chair of the Audit Committee. This reporting may be done on an anonymous basis. We also have established an independent "hotline" telephone service that may be used by employees who wish to report concerns or suspected violations, on an anonymous basis or otherwise. We prohibit retaliation against employees who report actual or suspected violations; anyone who attempts to retaliate will be subject to disciplinary action, up to and including termination. Reports of misconduct made in bad faith and false or misleading information provided in the course of an investigation will be subject to disciplinary action, up to and including termination.

Governing Documents

The documents described below are available on our website at ir.istar.com/corporate-governance/highlights. We will provide paper copies to our shareholders, without charge, on request.

Corporate Governance Guidelines	Code of Conduct	2020 Proxy

Audit Committee Charter	Compensation Committee Charter	Nominating and Governance Committee Charter

Disclosure Committee Charter
Corporate Governance Guidelines

Our Board has approved a set of general guidelines that provide the framework for our corporate governance. The Board reviews these guidelines and other aspects of our governance annually or as needed.

20 | iStar Inc. 2020 Proxy Statement

Code of Conduct

Our Code of Conduct documents the principles of conduct and ethics to be followed by our directors, officers, and employees. The purpose of the Code of Conduct is to promote honest and ethical conduct; compliance with applicable governmental rules and regulations; full, fair, accurate, timely and understandable disclosure in periodic reports; prompt internal reporting of violations of the Code of Conduct; and a culture of honesty and accountability. All of our directors, officers and employees are required to acknowledge that they have received and will comply with the Code of Conduct. We will disclose any material changes to the Code of Conduct, and any waivers that are approved for directors or executive officers, in our public SEC filings and on our website within four business days of any such event.

Disclosure Committee

iStar's Disclosure Committee is made up of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and to assist and advise the chief executive officer and chief financial officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements. These individuals meet quarterly, or otherwise as needed, to discuss any issues or matters they believe should be considered for disclosure in our public SEC filings, and to review our draft periodic SEC reports before they are filed. The Disclosure Committee reports to our Chief Executive Officer and, as appropriate, to our Audit Committee.

The Disclosure Committee has adopted a written charter to memorialize the committee's purpose and procedures. A copy of the charter will be provided, without charge, to any shareholder who requests one.

Succession Planning

Our Compensation Committee, pursuant to its charter, annually reviews and discusses with the independent directors of the Board the performance of our CEO and certain other senior officers and the succession plans for each management position, including recommendations and evaluations of potential successors to fill these positions. The Compensation Committee also reviews annually our management development and succession planning practices and strategies.

Our Chairman and CEO provides an annual review to the Board of Directors assessing the members of the executive leadership team. This review, which is developed in consultation with Compensation Committee, includes a discussion about development plans for the Company's executive officers and senior officers to help prepare them for future succession and contingency plans. The full board has the primary responsibility to develop succession plans for the Chairman and CEO position.

Corporate Governance • Succession Planning	iStar Inc. 2020 Proxy Statement | 21

Communications with the Board

Interested parties, including shareholders, are welcome to communicate with our lead director, the other independent board members or the Chair of any committee of the Board, by e-mail or regular mail. All communications should be sent to:

By e-mail to: CorporateSecretary@istar.com	By regular mail, addressed to the particular director or directors desired, to: iStar Inc. c/o Corporate Secretary 1114 Avenue of the Americas 39th Floor New York, NY 10036

Our Chief Legal Officer and our Corporate Secretary will review each communication directed to the Board or individual directors. These officers will forward all appropriate communications received, or a summary of such communications, to the appropriate board member(s). Our Chief Legal Officer and Corporate Secretary have the authority to disregard any inappropriate communications or to take other appropriate actions with respect to inappropriate communications including abusive, repetitive, or in bad taste communications or communications that present safety or security concerns. Communications we receive that relate to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee unless the communication is directed otherwise. You may communicate anonymously and/or confidentially.

22 | iStar Inc. 2020 Proxy Statement

Board Committees

Our Board has four standing committees—Audit, Compensation, Nominating and Governance and Investment—made up entirely of independent directors. The Audit, Compensation, and Nominating and Governance Committees have adopted charters that meet applicable standards prescribed by the NYSE. These charters are available on our website at https://ir.istar.com/corporate-governance/board-of-directors, and will be provided in print, without charge, to any shareholder who requests copies.

Our Board appoints special committees from time to time, as necessary.

Board Committees	iStar Inc. 2020 Proxy Statement | 23

Audit Committee	Meetings in 2019:5
O Clifford De Souza O Robin Josephs O Barry W. Ridings	Each member of the Audit Committee is independent, as defined by the Audit Committee's charter and the NYSE listing standards.

The Board has determined that each member also qualifies as an "audit committee financial expert" as defined by SEC rules.

Principal Responsibilities

The Audit Committee is responsible, among other things, for the following matters:

O

appoints, compensates, retains, and oversees the work of our independent registered public accounting firm

O

ensures that procedures are established for handling complaints regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission of "whistleblower" reports by our employees regarding questionable accounting or auditing matters

O

meets periodically with management and our independent registered public accounting firm to review and discuss iStar's annual audited financial statements and quarterly financial statements

O

meets separately, on a periodic basis, with management, internal auditors, or our personnel responsible for the internal audit function, and with our independent registered public accounting firm

O

receives reports from management of (i) any significant deficiencies in the design or operation of our internal controls and (ii) any fraud involving management or other employees who have a significant role in our internal controls

O

reviews analyses of significant financial reporting issues and judgments made in connection with the preparation of iStar's financial statements

O

reviews any accounting adjustments, any communications between the audit team and the audit firm's national office respecting auditing or accounting, and any "management" or "internal control" letter issued, or proposed to be issued, by the auditing firm

O

reviews our hedging policy and the status of hedging transactions on a quarterly basis

O

reviews our credit loss reserve policy and establishment of reserves on a quarterly basis

O

discusses policies with respect to risk assessment and risk management

O

discusses any material legal matters with senior management and the Board

O

ensures that policies are established regarding hiring employees or former employees of the independent auditors

O

reviews annually internal and external audits, if any, of our employee benefit plans and pension plans

O

reviews annually the adequacy of our insurance, management information systems, internal accounting and financial controls, protection of technology and proprietary information, and policies and procedures relating to compliance with legal and regulatory requirements

The Report of the Audit Committee is on page 63 of this proxy statement.

24 | iStar Inc. 2020 Proxy Statement

Compensation Committee	Meetings in 2019:5
O Barry W. Ridings O Robin Josephs O Richard Lieb	Each member of the Compensation Committee is independent as defined by the Compensation Committee's charter and the NYSE listing standards.

No member of the Compensation Committee is or was formerly an officer or an employee of iStar.

No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board, nor has such an interlocking relationship existed in the past.

Principal Responsibilities

The Compensation Committee is responsible for overseeing our executive compensation programs. The principal responsibilities of the committee include:

O

approves performance objectives for our senior executives and evaluates the performance of such executives relative to these objectives

O

approves, either as a committee or together with the other independent directors based on a Compensation Committee recommendation, the base salary, annual incentive awards, long-term incentive awards, and other compensation for our Chief Executive Officer

O

approves base salaries, annual incentive awards, long-term incentive awards, and other compensation for our other senior officers and highly compensated employees

O

reviews management's recommendations and advises management and the Board on compensation programs and policies, such as salary ranges, annual incentive bonuses, long-term incentive plans, equity-based compensation programs, and other group benefit programs offered to employees generally

O

administers the issuance of any award under our long-term incentive plans and other equity compensation programs

O

retains and oversees third party consultants as needed to assist with the Committee's activities

O

considers and evaluates "Say-on-Pay" voting results and recommends to the Board the frequency with which "Say-on-Pay" resolutions should be presented to the shareholders

O

performs such other duties and responsibilities pertaining to compensation matters as may be assigned by the Board

O

reviews the Compensation Discussion and Analysis and recommends to the full Board that it be included in our proxy statement

The Compensation Committee Report is on page 53 of this proxy statement.

Board Committees • Compensation Committee	iStar Inc. 2020 Proxy Statement | 25

Nominating and Governance Committee	Meetings in 2019:4
O Robin Josephs O Clifford De Souza	Each member of the Nominating and Governance Committee is independent as defined by the applicable NYSE listing standards.

Principal Responsibilities

The Nominating and Governance Committee is responsible, among other things, for the following matters:

O

provides counsel to the Board of Directors with respect to the organization, function, and composition of the Board of Directors and its committees

O

oversees the annual self-evaluation of our Board of Directors and its committees, and the Board's annual evaluation of management, and report about those reviews to the Board

O

periodically reviews and, if appropriate, recommends to the full Board changes to our corporate governance policies and procedures

O

identifies and recommends to our full Board potential director candidates for nomination

O

recommends to the full Board the appointment of each of our executive officers

Investment Committee	Meetings in 2019: 0
O Richard Lieb O Clifford De Souza	Each member of the Investment Committee is independent as defined by the applicable NYSE listing standards.

Principal Responsibilities

The Investment Committee was formed in 2019 for the purpose of considering and, if appropriate, approving any transactions having a value in an amount up to and including $60 million in which both we and Safehold Inc. ("SAFE") are participants. No such transactions were considered by the Investment Committee during 2019. Such related party transactions in excess of $60 million are subject to approval by a majority of the Board's independent directors.

26 | iStar Inc. 2020 Proxy Statement

Director Compensation

The compensation program for our non-employee directors provides for the following annual payments:

Role	Cash Retainer, Paid in Quarterly Installments ($)	Common Stock Equivalents (CSEs) or Restricted Shares of Common Stock, at the Director's Option(1) ($)

Non-Employee Directors	$100,000	$125,000

Committee Chairs:

O Audit	40,000	—

O Compensation	40,000	—

O Nominating and Governance	16,000	—

Committee Members:

O Audit	15,000	—

O Compensation	15,000	—

O Nominating and Governance	10,000	—

Lead Director		75,000

(1)
The number of CSEs or restricted shares is based on the average NYSE closing price for our common stock for the twenty days prior to the date of the annual shareholders meeting.

Directors do not receive additional fees for attending board or committee meetings.

CSEs and restricted shares are granted effective on the date of the annual shareholders meeting and generally vest after one year, on the date of the next annual shareholders meeting. Dividends will accrue in respect of the CSEs and restricted shares from the date of grant as and when dividends are paid on the common stock, but such dividends will not be paid unless and until the associated CSEs or restricted shares vest. Dividends on CSEs are paid in the form of additional CSEs credited to the directors' accounts, based on the amount of the dividend and the value of a share of our common stock on the dividend payment date.

Under the Non-Employee Directors' Deferral Plan, directors may defer the receipt of some or all of their compensation.

Director Compensation	iStar Inc. 2020 Proxy Statement | 27

The table below summarizes the compensation information for our non-employee directors for the fiscal year ended December 31, 2019. Jay Sugarman is not included in this table as he is our employee and receives no additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)

Clifford De Souza	$148,750	$125,279	$—	$274,029

Robin Josephs	140,375	200,443	5,000	345,818

Richard Lieb(3)	81,875	125,279	—	207,154

Barry W. Ridings	147,500	125,279	5,000	277,779

Robert W. Holman, Jr.(3)	75,000	—	—	75,000

Dale Anne Reiss(3)	75,000	—	5,000	80,000

(1)
Amounts included in the "Stock Awards" column reflect the grant date fair value of restricted share awards made to directors in 2019 computed in accordance with FASB ASC Topic 718 (without regard to forfeitures). These awards were made to the directors under the Non-Employee Directors' Deferral Plan. Directors may elect to receive these awards in the form of CSEs or restricted shares. No directors have presently elected to receive CSEs. The CSEs or restricted share awards are valued using the closing price of our common stock on the date of grant. Restricted shares are subject to a one-year vesting period from the grant date.

As of December 31, 2019, the directors held the following aggregate amounts of previously-awarded CSEs and restricted shares:

	Clifford De Souza	Robin Josephs	Richard Lieb	Barry W. Ridings

CSEs	—	79,549	—	7,029

Restricted shares	14,334	22,934	14,334	14,334

(2)
Our directors are eligible to participate in our broad-based matching gifts program under which we will donate funds equal to contributions made by directors or employees to qualified nonprofit organizations, up to a maximum annual matching contribution per individual of $5,000 for directors and senior officers, $2,500 for other officers, and $1,500 for other employees. Our directors also are eligible for reimbursement of the costs of attending continuing director education programs. Amounts included in the "All Other Compensation" column include any matching gifts made by us on behalf of the director and any education costs reimbursed by us to the director.

(3)
Mr. Lieb was elected to our Board by our shareholders in May 2019. Mr. Holman's service as a director ended in May 2019 due to his unexpected death. Ms. Reiss retired from our Board in May 2019.

28 | iStar Inc. 2020 Proxy Statement

Indemnification

Our charter provides that we will indemnify and advance expenses to our directors and officers to the full extent required or permitted by Maryland law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify our directors and executive officers to the fullest extent permitted by our charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding, or investigation to which any of them is, or is threatened to be, made a party because of their status as our director, officer or agent, or because they serve as a director, officer or agent of another company at our request.

To supplement these indemnification provisions, we have obtained directors and officers liability insurance, which covers our directors and executive officers.

Indemnification	iStar Inc. 2020 Proxy Statement | 29

Proposal 2—Advisory Resolution to Approve Executive Compensation

We are asking shareholders to approve, on an advisory basis, the Company's executive compensation as reported in this proxy statement. Although this advisory vote is non-binding upon the Company, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

We encourage shareholders to read the entire Compensation Discussion and Analysis section of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers.

The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company's recent and sustainable long-term success.

  RESOLVED, that the shareholders of iStar Inc. approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company's Annual Meeting of Shareholders.

30 | iStar Inc. 2020 Proxy Statement

A Letter from the Chairman of the Compensation Committee

Dear Fellow Shareholders,

My transition to serve as the new Chairman of iStar's Compensation Committee came about under unfortunate and tragic circumstances following the unexpected loss of our former Compensation Committee Chairman, Robert Holman, last May. Robert was a highly valued Board member and his presence is greatly missed. In transitioning to Committee Chairman, I knew I had big shoes to fill and also that our Committee had a great deal of work to do, given that a majority of our shareholders had just voted against our Say-on-Pay proposal for the second year in a row.

In our first Committee meeting after the Say-on-Pay vote, we determined that a new strategy was required to better demonstrate our commitment to a compensation program that is aligned with shareholders and that shareholder feedback and meaningful changes were core to the solution. We started our process by conducting a comprehensive review of iStar's existing compensation program.

The Committee then sought shareholder feedback to augment its preliminary analysis. We reached out to shareholders representing nearly 90% of outstanding shares and held discussions with investors holding 56% of outstanding shares. 80% of these discussions included myself, our Lead Independent Director and fellow Compensation Committee member, Robin Josephs, and members of our investor relations and legal teams.

Shareholders told us that they were generally comfortable with the core structure of our long-term performance program and recognized the merit in linking executive compensation with Company returns on specific assets and overall market performance. However, they consistently expressed a desire for greater detail and transparency around our program and the process we use to determine payouts.

Shareholder feedback greatly influenced the Committee's decision-making process and led to the significant changes we have made to our program structure and design. In summary, and further detailed in the CD&A that follows, starting with the 2020 fiscal/performance year:

  O
  We have reduced our CEO's annual base salary from $1 million to $600,000

  O
  Our CEO will participate in the annual incentive plan ("AIP"), increasing the portion of his pay at risk and aligning him with the rest of the management team

  O
  We have revised AIP performance metrics to reflect key value drivers of the business by incorporating a second financial metric of adjusted book value per diluted share used to determine the overall size of the bonus pool.

  O
  We have added individual AIP performance goals to determine individual AIP targets

  O
  We have provided enhanced disclosure of individual AIP targets and caps for NEOs

  O
  We have introduced a cap on individual bonus awards, with the 2020 AIP set at a maximum cap of 5 times base salary for the CEO and other NEOs

  O
  We have established a cap on the value of total annual compensation awarded to our CEO at $10 million

  O
  We have provided enhanced disclosure of individual iStar Performance Incentive Plan ("iPIP") scorecard to determine iPIP award allocations

  O
  We have toughened the TSR modifier applicable to iPIP payouts for future iPIP pools, doubling the penalty for poor relative TSR performance vs. the indices.

Proposal 2—Advisory Resolution to Approve Executive Compensation • A Letter from the Compensation Committee	iStar Inc. 2020 Proxy Statement | 31

These changes were made to better align our compensation with shareholder interests, by further linking pay with performance and increasing transparency and disclosure. While we believe that the changes outlined above are meaningful and reflective of our shareholders' suggestions, we are also humble enough to know that, as time and circumstances shift, so must our compensation approach. We will continually seek feedback with our shareholders so their interests and iStar's executive compensation program are aligned.

I speak for the entire Committee in saying that we are deeply committed to getting executive compensation right and we encourage shareholders to reach out with any questions or ongoing feedback related to our program; correspondence may be directed by e-mail to CorporateSecretary@istar.com or by regular mail addressed to the particular director or directors desired, in care of our Corporate Secretary, at 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

Best,
Barry Ridings Chair of Compensation Committee on behalf of the entire Compensation Committee

32 | iStar Inc. 2020 Proxy Statement

Compensation Discussion and Analysis Contents

01 Summary	34

Compensation Philosophy and Guiding Principles	34

Shareholder Engagement and Consideration of 2020 Say-on-Pay Vote	35

2019 Compensation Program Overview	37

Performance-Based Pay	37

Why We Created iPIP	38

How iPIP Works	38

Summary of 2013-2014 iPiP Plan Performance: Illustrative Example	39

2019 NEO Annual Compensation Determinations	39

Compensation Practices Align with Shareholder Interests	40

02 Business Highlights and Performance	41

03 Detailed Program Discussion	43

Base Salaries	43

Annual Incentive Plan	43

Long-Term Incentive Compensation—iPIP	45

Risk and Compensation	49

Compensation Governance	50

Roles and Responsibilities in Setting Named Executive Officer Compensation	51

Compensation Committee	51

Independent Compensation Consultant	52

Chief Executive Officer	52

Proposal 2—Advisory Resolution to Approve Executive Compensation • CD&A Contents	iStar Inc. 2020 Proxy Statement | 33

Compensation Discussion and Analysis

The CD&A details how our executive compensation programs are designed and operate for our Named Executive Officers ("NEOs"), who in 2019 included:

Jay Sugarman	Chairman and Chief Executive Officer

Marcos Alvarado	President and Chief Investment Officer

Andrew C. Richardson	President of Land & Development and Chief Financial Officer (until May 2019)

Nina B. Matis	Vice Chair (until July 2019) and Chief Legal Officer (until March 2019)

  The CD&A is organized into the following sections:

  01
  Summary

  02
  Business Performance Highlights

  03
  Detailed Program Discussion

01  Summary

The CD&A summary should be read in conjunction with the detailed compensation discussion and analysis (CD&A) that follows in addition to the other information presented in this proxy statement.

Compensation Philosophy and Guiding Principles

Our compensation programs are designed to foster a strong pay-for-performance culture by ensuring we balance emphasis on near-term and long-term performance. The Compensation Committee, and the Board as a whole, believe this approach is essential given the nature of our portfolio of assets and investment opportunities.

We strive to provide our employees with meaningful reward opportunities while maintaining alignment with shareholder interests and business imperatives. In setting and overseeing the compensation of our executive officers, the Compensation Committee believes our compensation philosophy is best enacted by designing programs and policies to achieve three core objectives:

34 | iStar Inc. 2020 Proxy Statement

Shareholder Engagement and Consideration of 2020 Say-on-Pay Vote

Following two consecutive years of a disappointing say-on-pay vote, the Compensation Committee and full Board determined that a more robust and thoughtful approach to engagement and understanding shareholder feedback was required. The Compensation Committee conducted a thorough evaluation of iStar's compensation program with a focus on identifying the aspects of the program believed to cause concern for shareholders. The Compensation Committee then engaged in extensive dialogue with shareholders to understand their perspectives as well as to seek feedback on potential areas of change.

Since the 2019 Annual Meeting, iStar contacted shareholders representing nearly 90% of shares outstanding and held discussions with shareholders representing approximately 56% of shares outstanding. Discussions were held with all shareholders who accepted the invitation to engage, as well as with the two leading proxy advisory firms, ISS and Glass Lewis. In addition, we shared our presentation materials with those shareholders who did not respond or declined our invitation to give them the opportunity to review and comment on our program.

Compensation Committee Chair Barry Ridings and Lead Independent Director Robin Josephs participated in 80% of the discussions, several of which were held face to face, and the feedback from these engagements was then aggregated and shared with the full Board.

As a result of the feedback received in these discussions, the Compensation Committee has made meaningful changes to the executive compensation program. The Compensation Committee and full Board are committed to ensuring iStar's pay program aligns with shareholders' interests and supports long-term, sustainable value creation.

CD&A • Summary	iStar Inc. 2020 Proxy Statement | 35

Below is a list of the key themes from our discussions with shareholders and the direct actions we have taken in response. These actions reflect responsiveness across every aspect of feedback we received.

36 | iStar Inc. 2020 Proxy Statement

2019 Compensation Program Overview

Our executive compensation program for 2019 consists of three primary components:

Performance-Based Pay

The Compensation Committee allocates pay among base salary, short term incentives, and long-term incentives to emphasize performance based, variable compensation. This mix ensures the appropriate alignment of executive compensation with financial performance and shareholder value creation. Notably, a substantial majority of the compensation opportunity for our CEO is delivered through iPIP, a long term, performance-based incentive compensation program.

The chart below illustrates our NEOs' mix of pay for 2019.

In light of the COVID-19 crisis, the Compensation Committee will be carefully evaluating performance metrics and goals in the components of our compensation program and reserves its discretion to alter them, depending on the length and severity of this crisis' disruption to the economy and our business.

CD&A • Summary	iStar Inc. 2020 Proxy Statement | 37

Why We Created iPIP

iPIP was implemented in 2013 and approved by our shareholders in 2014. iPIP has been designed to incentivize executives and other investment professionals to participate in the long-term financial success of iStar by directly linking their pay with the performance of our portfolio assets.

  O
  iStar's compensation program is intentionally unique because of our differentiated and unique asset mix and business platform

  O
  iPIP provides a compensation opportunity consistent with expectations of top-tier executives in other high-caliber, investment-based organizations with whom we compete for talent

  O
  Payout is not guaranteed, is subject to long vesting requirements, and is contingent upon strict performance criteria being met, incentivizing executives to drive the performance of portfolio assets over the long-term

How iPIP Works

One consistent piece of feedback iStar received during shareholder engagement efforts was the request for more transparent disclosure on the iPIP program and how it pays out. Below is a summary of the steps that guide payout decisions. Historically, there have been no payouts to management for five years or more from the date an iPIP pool has been established.

(1)
The FTSE NAREIT REITs Index and the Russell 2000 Index.

The ultimate value of awards under iPIP is directly tied to the performance of iStar's portfolio assets and investments over the long-term and is subject to reduction based on our TSR. If iStar's TSR for the period commencing January 1, 2013, when the iPIP was adopted, and ending on the date an iPIP payout is determined is below the average of the median TSR of the select indices on that date, the amount paid out to iPIP participants from an iPIP pool will be reduced by the percentage difference of such underperformance. Effective starting in 2020, this negative TSR modifier for iPIP payouts has been toughened and that penalty for TSR performance vs. index is doubled

38 | iStar Inc. 2020 Proxy Statement

Summary of 2013-2014 iPiP Plan Performance: Illustrative Example

As an example of how an iPiP pool operates:

Our initial iPiP pool was the 2013-2014 pool. Points in this pool were initially awarded to 31 employees. In 2013 and 2014, iStar made $1.26 billion of investments, all of which were included in this 2013-2014 iPIP pool. During the first five years (2013 to 2017), there were no payouts to participants in this iPIP pool. As these investment assets were monetized, the first payouts to iPIP pool participants were made in 2018 and totaled $15.6 million. By the end of 2019, substantially all of the pool assets had been monetized and additional payouts were made totaling $7.4 million. Total payouts over this 7-year period to participants in this iPIP pool were $23.0 million, half of which was paid in cash and half in iStar common stock (at the then-current price at the time of distribution). Over the same 7- year period of this iPIP pool, iStar realized a round trip profit of $132 million on these iPIP pool investments, representing a net IRR of more than 18%. The Compensation Committee believes that this iPiP pool achieved its intended purpose as a long term incentive compensation program: It was long term in nature covering 7 years and payouts were tied to strong investment performance. Since the investments in this Pool performed well, those iStar employees in the iPIP Pool received payouts. Conversely, had the investments in this iPIP Pool performed less well, lower payouts (or no payouts) would have been made.

2019 NEO Annual Compensation Determinations

The following table details the Compensation Committee's principal compensation determinations made during 2019 for iStar's NEOs. AIP awards determined and paid during 2019 represent payments for services in 2018 and are reported in the Summary Compensation Table on page 52 for the year in which the services were performed, in accordance with SEC disclosure rules. This table does not include miscellaneous items reported under "All Other Compensation" in the Summary Compensation Table.

			Annual Incentive (for 2018 service)		Long-Term Incentive

NEO	Salary ($)		Cash ($)	Equity ($)	Cash ($)	Equity ($)	Total ($)

Jay Sugarman Chairman and Chief Executive Officer	1,000,000		—	—	—	3,344,788	4,344,788

Marcos Alvarado President and Chief Investment Officer	500,000		1,900,000	—	—	2,190,493	4,590,493

Nina B. Matis Vice Chair (until July 2019) and Chief Legal Officer (until March 2019)	500,000 (annualized rate	)	1,175,000	—	—	—	1,675,000

Andrew C. Richardson President of Land & Development and Chief Financial Officer (until May 2019)	500,000 (annualized rate	)	650,000	—	—	518,099	1,668,099

CD&A • Summary	iStar Inc. 2020 Proxy Statement | 39

Compensation Practices Align with Shareholder Interests

iStar's compensation program reflects best practices and stringent governance.

What we do

Provide the majority of compensation in the form of variable, performance-based elements.
Ensure a strong link between financial and operational goals, shareholder value creation, and executive compensation.
Maintain a fully independent Compensation Committee.
Use an independent compensation consultant, engaged directly by the Compensation Committee, to advise on executive compensation matters.
Enforce robust stock ownership guidelines for executives and non-employee directors.

Provide for a clawback of incentive compensation in the event of a material restatement of financial or operating results.
Impose a double-trigger change-in-control requirement before any acceleration or payment of change-in-control compensation.
Conduct shareholder engagement on compensation- and governance-related issues, engage in careful consideration of the annual Say-on-Pay results, and respond to shareholder feedback as appropriate.

What we don't do

Executive officers and non-employee directors are prohibited from hedging shares of iStar stock, or from pledging shares of iStar stock except with prior approval in accordance with guidelines approved by our board from time to time.
No excise tax gross-ups.
No repricing of underwater stock options or granting of stock options at a price less than 100% of fair market value on the grant date.

No preferential retirement plan or perquisites available to executives that are not generally available to all employees.
No dividends are paid on equity incentive awards until they are vested.
No accelerated vesting of incentive awards in the event employment terminates involuntarily.

40 | iStar Inc. 2020 Proxy Statement

02  Business Highlights and Performance

In 2017, we determined to implement a new vision: to re-establish ourselves as "the best" in a large and growing industry. With confidence that our modernized ground lease solution could benefit real estate investors and maximize value for iStar shareholders, we took necessary steps to pave the way for a new era of growth while bringing greater efficiency to a $7 trillion industry (as described below). It took several years, but in 2019 we began to realize the success of our development efforts. The result has been that 2019 was an excellent year for iStar. In brief, in 2019 we successfully implemented a three-pronged strategy:

  1.
  Scale the ground lease business.
    O
    Closed $1.8 billion of transactions at Safehold, more than double the original $750 million full year target
    O
    Increased the value of iStar's interest in Safehold (NYSE: SAFE), resulting in an unrealized gain of $511 million based on market value of SAFE at the end of 2019
    O
    SAFE was the #1 performing REIT in 2019, with 118% total shareholder return
  2.
  Highlight value in the portfolio and return capital to shareholders through stock buybacks and dividends.
    O
    Unlocked $400 million of gains through several asset transactions
    O
    Bought back 7.3 million shares, or 9% of total diluted shares outstanding
    O
    Raised the dividend by 11% to an annualized rate of $0.40 per share
  3.
  Simplify the business by strengthening the balance sheet and accelerating the monetization of legacy assets.
    O
    Executed $2 billion of capital markets transactions during the year, resulting in several key credit enhancements:
    i.
    Reduced annual interest expense by $17.5 million from reduction of weighted average coupon by 53 basis points
    ii.
    Converted convertible Series J preferred stock into common stock, eliminating $9 million of annual preferred dividend expense
    iii.
    Increased unencumbered asset base to $3.5 billion
    iv.
    Extended debt maturity profile to nearly five years, including a 30-month runway with no corporate debt maturities
    v.
    Achieved credit rating upgrade from S&P

    O
    Eliminated distraction and minimized non-core businesses, allowing management to focus on a singular mission:
    i.
    Sold $250 million of legacy assets for a $33 million gain
    ii.
    Reduced total legacy assets to just 16% of the portfolio

The Outcome: As a result of successfully executing our strategy, we were able to deliver strong results for shareholders in 2019.

CD&A • Business Highlights and Performance	iStar Inc. 2020 Proxy Statement | 41

Note: SAFE mark-to-market is based on the December 31, 2019 stock price of $40.30 with 31.2m shares owned by iStar and December 31, 2018 stock price of $18.81 with 7.6m shares owned by iStar.

(1)
Presented diluted for Series J Convertible Preferreds.

On January 3, 2019, when we announced our significant additional $250 million equity investment in SAFE as part of an expanded effort to accelerate SAFE's growth, our closing stock price was $9.09 and SAFE's closing stock price was $17.89. At December 31, 2019, our closing stock price was $14.51 and SAFE's closing stock price was $40.30.

42 | iStar Inc. 2020 Proxy Statement

03  Detailed Program Discussion

Our executive compensation program consists of three primary components:

I.	Base Salary

II.	Annual Incentive Plan (AIP)

III.	Long-Term Incentive Plan (iPIP)

For the named executive officers, the Compensation Committee determines the amounts of these compensation components annually after considering:

O Each executive's experience, knowledge, skills and personal contributions O iStar's performance relative to pre-established goals	O Individual executives' accomplishments and performance O Real estate industry performance, general economic conditions and other "macro" factors

Each compensation component is discussed below.

Base Salaries

The Compensation Committee reviews the base salaries of our named executive officers every year. As shown below, there were no base salary increases in 2019, For 2020, the Compensation Committee has reduced CEO base salary in an effort to balance the CEO's annual pay across base salary and an annual incentive award.

Named Executive Officer	2018 Base Salary ($)	2019 Base Salary ($)	Updated 2020 Base Salary ($)

Jay Sugarman	1,000,000	1,000,000	600,000

Marcos Alvarado	500,000	500,000	550,000

Nina Matis	500,000	500,000	N/A—retired July 2019

Andrew Richardson	500,000	500,000	N/A—left May 2019

Annual Incentive Plan

2019 AIP Structure

Our executives are eligible to earn an annual incentive award if we achieve financial performance goals approved by the Compensation Committee. For the 2019 AIP, the Committee approved Adjusted Income per Diluted Share as the financial metric to determine AIP funding. This performance metric has been used under our AIP since 2016. Adjusted Income per Diluted Share measures the quality of the earnings we are generating. We believe our ability to generate high quality earnings directly impacts share price and shareholder value creation.1 The Compensation Committee approved a range of performance requirements and associated AIP pool funding levels for 2019, as shown in the table below.2 The AIP pool is funded based on the level of performance achieved during 2019. All iStar employees participate in the AIP.

Performance Metric	Below Threshold	Threshold	Target	Maximum	Actual

Target Adjusted Income per Diluted Share	<$0.77	$0.77	$0.92	$1.07	$4.91

AIP pool funding ($mil)	$0.0	$15.0	$18.0	$21.0	$21.0

(1)
Target Adjusted Income is calculated as Adjusted Income less actual economic losses realized on assets. See Exhibit A to this proxy statement for our methodology and calculations of Target Adjusted Income.

(2)
A linear scale of performance targets and payout levels is utilized to determine performance and funding for results that fall between the specified amounts.

CD&A • Detailed Program Discussion	iStar Inc. 2020 Proxy Statement | 43

AIP pool funding is capped at threshold, regardless of Adjusted Income per Diluted Share performance if our TSR is negative for the year. Due to our strong TSR performance during 2019, the cap did not apply.

The Committee approved these performance and payout levels after a multi-step process of reviewing the business plan and budgets, as well as headcount and roles. In approving the specific performance goals for Adjusted Income per Diluted Share for 2019 (threshold, target and maximum performance), the Committee considered a number of factors. As mentioned previously, the Company embarked on a new business strategy for 2019, focused on growing its ground lease platform and accelerating the disposition of legacy assets (and the income they produce). Management and the Committee discussed management's forecasts during two meetings at the beginning of 2019. Due to inherent risks regarding this significant strategic shift in our business plan, the process of establishing goals under the AIP was especially challenging. Prior results were not especially meaningful or relevant. Our projected financial performance in 2019 was highly variable and based on a wide range of assumptions and uncertainties regarding likelihood of success, timing of transactions, market conditions, and other factors, including uncertainty regarding our ability to grow SAFE successfully, whether proceeds from the disposition of legacy assets would be sufficient to offset anticipated realized losses, and whether the impact of lost income from asset dispositions could be minimized through operating costs reductions and/or other revenue sources. The Committee approved the threshold, target and maximum goals below the prior year's goals and actual performance based on the strategic shift in our business plan, expectations for our investments in our portfolio, including Safehold, and macroeconomic factors. Given the transition that we began, the relative uncertainties of launching a new strategy and the variable nature of the industry and financial markets from time to time, it is typical that our goals in a particular year may not directly relate to the actual or targeted performance of prior years.

To account for unanticipated circumstances and external economic factors, including the impact of shifts in timing of our asset transactions, the Compensation Committee has discretion to adjust the size of the total AIP bonus pool by up to 25% (up or down) based on its assessment of our overall performance; factors relevant to how the performance results were achieved; our financial condition, including liquidity; and other relevant considerations. However, the Committee does not have discretion to override the impact of the TSR modifier when it caps the AIP pool funding amount at the threshold level. There were no discretionary adjustments to the AIP pool for 2019.

AIP Awards for 2019 (approved and paid in February 2020)

Mr. Sugarman was not granted an AIP award in 2019, consistent with the decision in recent years to emphasize long-term incentives as the primary form of CEO compensation. In light of shareholder feedback and the Committee's belief that a more traditional base salary and annual bonus structure is appropriate our CEO's base salary has been reduced in 2020 with the intent of making more of his annual compensation performance-based. The Compensation Committee considers and approves individual awards from the AIP pool for our other NEOs based on recommendations by our CEO, following an assessment of each NEO's individual performance.

For services during 2019, 87% of our AIP pool was awarded to employees other than our NEOs. Individual 2019 AIP awards were made to our NEOs (not including Mr. Sugarman), based on the considerations described below.

Marcos Alvarado

Mr. Alvarado has served as our Chief Investment Officer since January 2018 and as our President since June 2018. Mr. Alvarado has been charged with overseeing originations and driving growth across iStar's diversified $5 billion investment portfolio, with special focus on the development of the ground lease sector. During 2019, as a key member of our senior executive team, Mr. Alvarado has been a primary driver in our successful execution of the three-part strategy we laid out in beginning of 2019, and was a significant contributor to:

  O
  Simplifying our business by strengthening the balance sheet and accelerating the monetization of legacy assets.

  O
  Highlighting value in our portfolio by unlocking gains through asset transactions and returning capital to shareholders through stock buybacks and dividends.

44 | iStar Inc. 2020 Proxy Statement

  O
  Scaling Safehold, our ground lease business, including origination of $1.8 billion in new ground lease investments.

In recognition of his significant contributions and accomplishments during 2019, Mr. Alvarado was recently awarded an AIP bonus in the amount of $2.75 million, of which $2.20 million was paid in cash and $550,000 was paid in the form of fully-vested shares of our Common Stock, that are subject to transfer restrictions for 18 months. In accordance with SEC disclosure rules, the cash portion of this AIP award is reported in the Summary Compensation Table on page 52 as compensation for the year in which the services were performed (2019) and the shares portion will be reported in 2020, the year in which the shares were granted.

Andrew Richardson

Mr. Richardson served as our President, Land and Development, and Chief Financial Officer until May 2019. In light of our strategic decision in early January 2019 to focus on opportunities in ground lease investment and de-emphasize development activities, Mr. Richardson decided to step down from these positions to pursue other opportunities. Mr. Richardson was awarded an AIP bonus in February 2019 for his services during 2018 and did not receive any AIP bonus for services in 2019.

Nina Matis

Ms. Matis served as our Chief Legal Officer (until March 2019) and Vice Chairman (until July 2019) when she retired. Due to her announced intention to retire, Ms. Matis was not awarded an AIP bonus in February 2019 for services during 2018 and did not receive any AIP bonus for services in 2019.

Long-Term Incentive Compensation—iPIP

Long-term incentive compensation for our NEOs in 2019 was delivered primarily through the iPIP. The ultimate value of awards, if any, under the iPIP is directly tied to the performance of our assets and investments, as well as our relative TSR performance.

iPIP Investment pools

Every other year we designate an investment pool consisting of assets and investments that iStar originates in the succeeding two-year period. The performance of each pool is measured on an ongoing basis during the life of the investments in the pool. Four iPIP investment pools have been designated since the iPIP was established—for investments originated in 2013-2014, 2015-2016, 2017-18, and 2019-2020.

Points in iPIP Pools

We grant participation interests, or points, in each iPIP pool, primarily to senior executives and select professionals engaged in our investment activities. In 2019, the Compensation Committee awarded points in the 2019-2020 iPIP pool.

Historically, a significant majority of the iPIP points in a specific pool were granted in annual installments over the applicable two-year period that the pool covered (e.g., points in the 2017-2018 IPIP pool were generally granted in 2017 and 2018). Beginning with the iPIP awards made in 2019 (for the 2019-2020 iPIP pool), awards will now be granted biennially. As such, our NEOs will not receive grants of iPIP points in the 2019-2020 pool in 2020.

Vesting of iPIP Points

iPIP points vest over a six-year period—40% after the initial two years, and 15% at the end of each of the next four years, provided the recipient is still employed at iStar. Vesting occurs even if the pool has not yet reached the payout stage (described below). However, no payouts are made from an iPIP pool on vested points unless and until the performance criteria for that pool have been met.

The values of iPIP points shown in the Summary Compensation Table are based upon the fair value on the date the points are granted, but for participants, the realizable value of iPIP points at the time they are granted is zero. The ultimate value participants may realize from their iPIP points, if any, depends on how well the investments in the iPIP pool perform over time, and that depends on a number of performance factors, including the amount investments originated, realization on those investments, asset-specific leverage, corporate leverage, credit losses, and other relevant factors.

CD&A • Detailed Program Discussion	iStar Inc. 2020 Proxy Statement | 45

The below flow chart details the timeline from iPIP pool investment period to payout:

For purposes of illustration, the following table sets forth information on CEO awards and payouts in the 2013-2014 iPIP pool.

2013-14 iPIP—CEO-Specific Data ($000)(1)

Year	2013	2014	2015	2016	2017	2018	2019	Total		2020 & Beyond	Annual Average 2013-2019

Vesting Schedule	0%	40%	55%	70%	85%	100%	100%	—		100%

Grant Date Value	N/A	$5,500	$0	$0	$0	$0	$0	—		$0

Realized Value	$0	$0	$0	$0	$0	$7,903 (3)	3,982 (3)	11,885	(3)	TBD	$1,698	(3)

Total Cumulative Realized Value as % of Grant Date Value(2)	0%	0%	0%	0%	0%	144%	72%	216%		TBD

O

Each year, profits from the iPIP pool were directly invested back into iStar's business

O

However, CEO payout did not occur until 2018

O

Round-trip profit from the 2013-14 Pool (through 2019) was $132M

O

Net IRR for the 2013-14 Pool exceeded 18% per year

(1)
Dollars in thousands

(2)
Equals total realized value as a percentage of total grant date value

(3)
Realized value paid 50% in our stock and 50% in cash.

iPIP Points Awarded in 2019

In February 2019, the Compensation Committee awarded points in the 2019-2020 iPIP pool to our NEOs as shown in the table below. The awards to the NEOs shown below, including Mr. Sugarman, were granted in recognition of their service and performance during 2018. As previously noted, the 2019 awards are intended to cover two years of grants (2019 and 2020). The NEOs shown below, including Mr. Sugarman, will not be granted 2019-2020 iPIP points in 2020.

In granting this iPIP award to our CEO in 2019, the Committee considered Mr. Sugarman's contributions on a range of quantitative financial metrics, such as our share price performance, balance sheet (liquidity and leverage levels), earnings measures and cash flow, and qualitative factors, such as strategic planning and positioning, succession planning and management development, investor relations, and employee engagement and culture. The Committee weighted these factors roughly 70% financial metrics and 30% qualitative factors.

46 | iStar Inc. 2020 Proxy Statement

While this methodology has long been used by the Compensation Committee to determine point allocations for NEOs and ultimately payouts, going forward, in future proxy statements, a formal scorecard will be disclosed for future point allocations. The scorecard will outline the pre-determined goals for each NEO and their ultimate performance against those goals as determined by the Compensation Committee.

An illustrative scorecard is shown below, which describes the types of goals the Committee may consider for new iPIP point allocations to be made in 2021:

Financial Goals (70%)	Exceeded, Met, or Underperformed	Qualitative Goals (30%)	Exceeded, Met, or Underperformed

O Share price performance	—	O Strategic planning and positioning (i.e. growth targets for ground lease strategy)	—

O Liquidity	—	O Succession planning	—

O Leverage	—	O Personnel management / retention initiatives	—

O Cash Flow	—	O Corporate culture	—

O Adjusted Book Value / Share	—	O Investor relations	—

Executive	2019-2020 iPIP Points Awarded in 2019	Grant Date Value(1)	Total 2019-2020 iPIP Points Awarded

Jay Sugarman	40.00	$3,344,788	40.00

Marcos Alvarado	25.00	$2,090,493	25.00

Andrew Richardson(2)	5.00	$418,099	5.00

(1)
The executives realized no value and recognized no income at the time these awards were granted. As described above, actual payments will be made to the executives only if meaningful performance hurdles are achieved by iStar's investments and if long vesting periods are satisfied. In addition, iPIP payouts will be reduced if our TSR underperforms.

(2)
Mr. Richardson forfeited these iPIP points, all of which were unvested, upon his voluntary departure from the Company in May 2019.

iPIP Distributions Paid in 2019

Under the iPIP, management makes the appropriate calculations of the performance of the investments in the iPIP pools. These calculations, together with supporting materials, are furnished to our independent registered public accounting firm as part of the overall audit process. An independent valuation consultant performs the necessary TSR calculations to determine the extent to which reductions in iPIP Pool fundings are required based on TSR performance. Management's calculations, supporting materials, and the TSR calculations are reviewed by the Compensation Committee before payout distributions are made to iPlP participants.

The initial payouts from the 2013-2014 iPIP pool were first made to participants during 2018, based upon a determination that the performance of the investments in the 2013-2014 iPIP pool had achieved sufficient net cash to provide for funding of this iPIP pool and payout of distributions to participants, in accordance with the terms of the iPIP.

During 2019, the investments in the 2013-2014 iPIP pool continued to generate cash sufficient to provide for additional funding of the pool and payouts to participants. In addition, the performance of the investments in the 2015-2016 iPIP pool was determined to have generated net cash sufficient to repay the interest expense on actual asset-specific debt and interest allocated to debt capital based on our corporate leverage rate, assure payment of the preferred hurdle rate of 9% on iStar's invested equity capital, repay actual asset-specific debt or

CD&A • Detailed Program Discussion	iStar Inc. 2020 Proxy Statement | 47

assumed debt capital, and return iStar's invested equity, and therefore had generated cash available to fund the iPIP pool and, after making necessary adjustments based on our TSR performance, make payouts to participants based on their vested iPIP points.

Before distributions are paid out from an iPIP pool, a negative TSR modifier is first applied if iStar's relative TSR is below the average of the medians of the FTSE NAREIT REITs Index & the Russell 2000 Index. Because iStar's TSR from January 1, 2013 to the respective dates payout distributions were determined was below the average of the medians of the two benchmark indices, distributions to participants in the 2013-2014 and 2015-2016 iPIP pools during 2019 were adjusted downward by (4.5)%, for distributions from the 2013-2014 iPIP pool calculated as of December 31, 2018, and (1.2)%, for distributions from the 2015-2016 iPIP pool calculated as of September 30, 2019. After such adjustments, distributions were paid out from the 2013-2014 and 2015-2016 iPIP pools to participants holding vested points, including distributions to the NEOs as shown below.

		Total distributions in respect of vested iPIP points during 2019(1)		Average Annualized Rate of Total Distribution

Executive		Shares($)	Cash($)	($)

Jay Sugarman
	2013-2014 iPIP pool	1,991,139	1,991,139	568,897
	2015-2016 iPIP pool	2,435,261	2,435,261	974,104

Nina Matis
	2013-2014 iPIP pool	633,544	633,544	181,013
	2015-2016 iPIP pool	548,963	548,963	219,585

(1)
These distributions were paid 50% in cash and 50% in shares of our common stock, net of applicable tax withholdings.

Advantages of the iPIP Structure

iPIP's features foster strong alignment with shareholder interests.

First, the assets and investments in an iPIP pool must perform well before our executives receive any payout for their points. Even if the assets and investments do perform well, payouts will be reduced if iStar's TSR underperforms benchmark indices.

Second, the iPIP instills a long-term mindset. Points vest over the course of six years, and iPIP pools must perform successfully over the long term to satisfy the performance tests that are preconditions to any payout.

Third, to further align our executives' interests with those of our shareholders, iPIP payouts are divided equally between shares of our common stock and cash, rather than all-cash payouts. (However, if there happen to be insufficient shares available for issuance under the 2009 LTIP, iPIP payouts may be made in cash.)

Finally, the iPIP program is structured to be similar to executive compensation programs offered by other investment platforms with whom we compete for talent (including real estate funds, hedge funds, and private equity firms). We can only compete for the best executive talent if we offer market competitive incentive opportunities.

Legacy 2009 Long-Term Incentive Plan

As noted above, the iPIP is intended to serve as the primary vehicle for providing long-term incentive compensation to our named executive officers, other senior executives, and investment professionals. However, as deemed appropriate, we will also grant equity-based awards under the 2009 LTIP. These awards typically are in the form of restricted stock units (Units) that entitle the holder to receive an equivalent number of shares of our common stock if and when the Units vest.

48 | iStar Inc. 2020 Proxy Statement

In February 2019, the Compensation Committee granted LTIP awards in the form of Units to our NEOs as shown in the table below. These Units vest in equal annual installments over a three-year vesting period and, on vesting, entitle the holder to receive an equivalent number of shares of our Common Stock, net of applicable tax withholdings. The LTIP awards to the NEOs shown below were granted in recognition of their service and performance during 2018.

Executive	LTIP Awards (Units) Awarded in 2019	Grant Date Value

Marcos Alvarado	11,429	$100,000

Andrew Richardson(1)	11,429	$100,000

(1)
This LTIP award of Units, all of which were unvested, were forfeited upon Mr. Richardson's voluntary departure from the Company in May 2019.
Risk and Compensation

We believe that both the company and our individual employees should focus on identifying, pricing, managing, and monitoring risk, with the objective of achieving attractive, long-term, risk-adjusted returns for our shareholders. Our compensation program is designed to support and motivate our employees in achieving this objective without encouraging excessive risk-taking. We believe the following attributes contribute to an executive compensation program that does not create risks that are reasonably likely to have a material adverse effect on iStar.

Appropriate pay mix. We rely on an assortment of compensation elements—both fixed and variable, cash and equity-based, and short- and long-term—to ensure our executives focus on objectives that help us achieve our business plans and create alignment with long-term shareholder interests.

Focus on long-term performance-based compensation. A significant portion of the compensation we pay our senior executives consists of long-term incentive awards that vest over multiple years. These awards will not pay out until iStar earns a complete return of our invested capital, as well as actual or imputed interest and a preferred return hurdle rate, and any payouts are subject to reduction if our total shareholder return is below market.

iStar executives are also shareholders. Our NEOs, other executive officers, and directors must comply with rigorous stock ownership guidelines.

Reduced incentive for misconduct. Our clawback policy allows us to recover incentive compensation paid to an executive in the event such executive's fraud, willful misconduct, or violation of a company policy leads to a restatement of our financial statements or negative revision of a financial measure used to determine that incentive compensation.

No hedging or pledging. Our executives and directors are prohibited from engaging in transactions that hedge the risk of owning iStar common stock. In addition, directors, officers, and other employees may not pledge our securities as collateral for a loan or hold iStar securities in a margin account except with prior approval in accordance with guidelines approved by our board from time to time.

No guaranteed employment. We have no employment agreements with executive officers. All of our executives are employed on an "at will" basis and may be terminated with or without cause at any time. Similarly, our executives have no "golden parachute" or "golden coffin" arrangements. Taken as a whole, our compensation arrangements reward executives for appropriately identifying and managing risks, but provide no guaranteed "safety net" if they are ineffective in doing so. Moreover, the structure of our incentive compensation program ensures that any loss of value to our shareholders is shared by management.

CD&A • Detailed Program Discussion	iStar Inc. 2020 Proxy Statement | 49

Compensation Governance

In addition to structuring our compensation programs with objective, predetermined goals, and providing for direct oversight by our Compensation Committee, we employ a number of features to enhance our compensation governance, as described below.

Stock Ownership Guidelines

Our non-employee directors, executive officers, and other senior officers are expected to maintain equity ownership interests having at least minimum prescribed values. Our ownership guidelines are as follows:

5x	10x	6x	3x
Annual cash retainer ($500,000) Non-Employee Director	Base salary ($6 million) Chairman and Chief Executive Officer (CEO)	Base salary ($3.3 million) President and Chief Investment Officer	Base salary ($1.5 million) Chief Financial Officer and other CEO direct reports

Non-employee directors and officers have five years from the date they are elected to the board or appointed to an officer position, as the case may be, to satisfy the ownership guidelines. All of our non-employee directors and named executive officers are currently in compliance with the guidelines.

Clawback Policy

We have a "clawback" policy that is reflected in the provisions of our incentive compensation awards. If we determine that an employee has engaged in fraud, willful misconduct, or violation of a company policy, and we further determine that misconduct caused or contributed to a material restatement or adjustment of iStar's financial results within two years after the period presented, or caused a material negative revision of a financial measure used to determine incentive compensation, the Compensation Committee will review performance-based compensation awarded to that employee and, if appropriate, seek recoupment of an appropriate portion of such award.

Prohibition on Hedging Transactions

We have adopted a policy that prohibits directors, officers, and other employees from trading in financial instruments or engaging in transactions involving our securities that are designed to hedge or offset the risks of price fluctuations. Examples of prohibited transactions are collars or forward sale contracts, puts, calls or other exchange-traded options, and short sales of our shares.

Insider Trading Policies and Procedures

The federal securities laws prohibit a company's directors, officers, employees and other "insiders" from engaging in securities trading on the basis of material, non-public information. It is our policy, without exception, to comply with all applicable laws and regulations in conducting our business. Accordingly, iStar has adopted an insider trading policy that prohibits each member of our Board of Directors and each of our officers and other employees from buying or selling our securities on the basis of material, non-public information, and from assisting or working in concert with others to do so. We impose "blackout periods" on a quarterly basis, and otherwise as appropriate, that prohibit insiders from trading in our securities, and require that any trading by an insider must be approved in advance by our compliance officer.

50 | iStar Inc. 2020 Proxy Statement

"Double Trigger" Change-in-Control Provision for Long-Term Incentive Compensation

All long-term incentive compensation awards for our executive officers include a "double trigger" change-in-control provision, meaning that a change in control of iStar will not alone cause any acceleration of vesting of those awards. Only if a change-in-control transaction is followed by termination (or effective termination) of the executive's employment, such as a material reduction in position, responsibilities, compensation, or other significant terms of employment, will the incentive compensation awards continue to vest, either in full or on a prorated basis.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million annually. Prior to enactment of the Tax Cuts and Jobs Act in November 2017, Section 162(m) included an exception for performance-based compensation that meets specific requirements. This exception has now been repealed, subject to certain grandfathered exceptions, which means employers generally lose the deduction for compensation to covered executives in excess of $1 million. Notwithstanding the loss of the exception for performance-based compensation, the Compensation Committee generally intends to continue to utilize the grandfathering rule under the Tax Cuts and Jobs Act where available. However, the Compensation Committee reserves the right to pay nondeductible compensation.

Roles and Responsibilities in Setting Named Executive Officer Compensation

Compensation Committee

The Committee is currently made up of three independent directors and reports to the Board.

The Compensation Committee reviews and approves overall compensation philosophy and strategy, as well as the compensation programs in which executive officers participate. Ultimately, the Compensation Committee is responsible for:

  O
  approving specific compensation for the executive officers

  O
  determining the form and amount of that compensation

  O
  aligning executive compensation with shareholders' interests

To that end, at the beginning of each year the Compensation Committee works with the CEO to set company performance goals and benchmarks for individual executive performance that we expect will positively influence shareholder value. At the end of each year, the Compensation Committee, taking into consideration the CEO's recommendations for his direct reports, determines and approves specific compensation amounts for our executive officers.

With respect to the CEO, the Compensation Committee annually:

  O
  reviews and approves objectives

  O
  evaluates the CEO's performance against those objectives and iStar's overall performance

  O
  determines the CEO's compensation level based on that evaluation

CD&A • Detailed Program Discussion	iStar Inc. 2020 Proxy Statement | 51

When appropriate, members of the Compensation Committee engage with shareholders and other stakeholders to seek input on executive compensation matters.

The Compensation Committee has authority to retain independent compensation consultants and legal counsel to assist it in fulfilling its obligations.

Independent Compensation Consultant

Pay Governance, an independent executive compensation consultant, has been retained by the Committee since 2012 to provide consulting advice on matters of governance and executive compensation.

As requested by the Compensation Committee, Pay Governance:

  O
  provides advice and opinion on the appropriateness and competitiveness of our executive compensation programs relative to market practice

  O
  provides advice on our compensation strategy and our internal compensation-setting processes and governance

  O
  attends Compensation Committee meetings

Chief Executive Officer

The CEO is supported by other members of the senior management team in setting goals and measuring company and individual performance.

The CEO works with iStar's other executive officers to set performance goals for the company and individual executives, as appropriate, at the beginning of each year. Using that collective insight, the CEO recommends incentive plan designs and goals for the Compensation Committee's review and approval.

The CEO makes recommendations to the Compensation Committee regarding compensation for the NEOs after reviewing iStar's overall performance and each executive's personal contributions. The CEO incorporates numerous qualitative factors into his recommendations. The CEO does not participate in any discussions or deliberations related to his own compensation.

52 | iStar Inc. 2020 Proxy Statement

Compensation Committee Report

In connection with our oversight of the compensation programs of iStar Inc., we, the members of the Compensation Committee listed below, have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon this review and discussion, the Compensation Committee has recommended to iStar's board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in iStar's 2019 annual report on Form 10-K.

Submitted by the Compensation Committee
Barry W. Ridings (Chairman) Robin Josephs Richard Lieb

Compensation Committee Report	iStar Inc. 2020 Proxy Statement | 53

Chief Executive Officer Pay Ratio

For 2019, the ratio of the annual total compensation of Mr. Sugarman, our CEO, to the median of the annual total compensation of all of our employees other than our CEO ("Median Annual Compensation") was 22 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K using the data summarized below. For purposes of this disclosure, we refer to the employee who received Median Annual Compensation as the "Median Employee." The date used to identify the Median Employee was December 31, 2019.

To identify the Median Employee, we first determined our employee population as of December 31, 2019. On that date, iStar and our consolidated subsidiaries collectively had 155 employees. This number includes both full-time and part-time employees, but not independent contractors or "leased" workers. We then measured compensation for the period beginning on January 1, 2019, and ending on December 31, 2019, for these employees. This compensation measurement was calculated by totaling, for each employee, gross taxable earnings, including salary and bonuses as shown in our payroll and human resources records for 2019. We annualized compensation for any employee who worked for less than the full year.

For purposes of calculating this ratio, we used the total compensation of $4,367,387 reported for Mr. Sugarman in the Summary Compensation Table for 2019. Median Annual Compensation for 2019 was $196,004. This amount was calculated by totaling all applicable elements of compensation for our Median Employee for 2019 in accordance with Item 402(c)(2)(x) of Regulation S-K.

54 | iStar Inc. 2020 Proxy Statement

Executive Compensation Tables

Summary Compensation Table

The following table and the accompanying footnotes set forth compensation information for the past three years for our named executive officers who served during 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)

Jay Sugarman	2019	1,000,000	—	3,344,788		—	(4)	$22,599		$4,367,387

Chairman and	2018	1,000,000	—	5,000,000		—	(4)	11,793		6,011,793

Chief Executive Officer	2017	1,000,000	—	3,640,000		1,000,000		12,142		5,652,142

Marcos Alvarado	2019	500,000		2,190,493	(5)	2,200,000		11,463		4,901,955

President and	2018	490,530	—	3,125,000	(6)	1,900,000		10,470		5,526,000

Chief Investment Officer	2017	—	—	—		—		—		—

Nina Matis	2019	250,000	—	—		—		1,045,395	(7)	1,295,395

Vice Chairman (until	2018	500,000	—	690,000	(8)	1,175,000		10,595		2,375,595

July 2019) and Chief Legal Officer (until March 2019)	2017	500,000	—	1,152,080		1,950,000		18,989		3,621,069

Andrew Richardson	2019	185,606	—	518,099	(5)	—		189,961	(9)	893,666

President, Land and	2018	376,894	—	1,517,000	(10)	650,000		9,655		2,553,549

Development, and Chief Financial Officer (until May 2019)	2017	—	—	—		—		—		—

(1)
Amounts reported in the "Stock Awards" column include our performance-based iPIP awards, which vest over six years. Amounts reported in this column include the dollar value of iPIP points granted in the year listed. The executives realized no value and did not receive income at the time these awards were granted. Actual payments will be made to the executives in respect of these awards only if meaningful performance hurdles are achieved by iStar's investments and long vesting periods are satisfied. In addition, iPIP payouts will be reduced if our TSR underperforms. See "Compensation Discussion and Analysis—iPIP distributions paid in 2019," for a discussion of payouts made to our NEOs in 2019.

The values of the iPIP awards are based on the grant date fair value calculated in accordance with FASB ASC Topic 718 (without regard to forfeitures) based on various assumptions with respect to forecasted investment originations, expected realization dates of investments (including maturities or sale dates), asset-specific leverage, corporate leverage, investment returns, credit losses, and other relevant factors. These assumptions are subject to risks and uncertainties that may cause actual results or outcomes to differ materially. Refer to Note 15 of our consolidated financial statements in our 201910-K Report for further details.

Amounts reported in the "Stock Awards" column for 2019 include the dollar value of iPIP points granted in 2019 to our named executive officers in the 2019-2020 iPIP pool. Amounts reported in the "Stock Awards" column for 2018 include the dollar value of iPIP points granted in 2018 to our named executive officers in the 2017-2018 iPIP pool. Amounts reported in the "Stock Awards" column for 2017 include the dollar value of iPIP points granted in 2017 to our named executive officers in the 2013-2014 iPIP pool, the 2015-2016 iPIP pool, and/or the 2017-2018 iPIP pool.

(2)
Amounts reported in the "Non-Equity Incentive Plan Compensation" column include cash awards paid under our AIP to our named executive officers. Pursuant to the SEC's disclosure rules and regulations, cash bonuses paid under the AIP are reported under the "Non-Equity Incentive Plan Compensation" column for the year in which services were performed.

(3)
Amounts reported in the "All Other Compensation" column include our matching contributions to the accounts of our named executive officers in our 401(k) Plan, additional compensation attributable to certain life and disability insurance premiums, and accrued dividend equivalents paid upon the vesting of our long-term incentive awards.

Executive Compensation Tables • Summary Compensation Table	iStar Inc. 2020 Proxy Statement | 55

(4)
No annual incentive awards were paid to Mr. Sugarman under our AIP for services in 2019 and 2018.

(5)
Amounts reported in the "Stock Awards" column for 2019 for Mr. Alvarado and Mr. Richardson include the dollar value of LTIP awards granted in 2019, in the amount of $100,000 each. The executives realized no value and did not receive income at the time these awards were granted. These awards vest over a three year period beginning on January 2020. The fair values of these time-based Units were calculated based upon the share price at the date of grant. Mr. Richardson forfeited his LTIP award upon his departure from the Company in May 2019.

(6)
Amounts reported in the "Stock Awards" column for 2018 for Mr. Alvarado include the dollar value of iPIP points in the 2017-2018 iPIP pool granted to Mr. Alvarado on commencement of his employment on January 8, 2018, based on the grant date fair value of such awards calculated in accordance with FASB ASC Topic 718.

(7)
Amounts reported in the "All Other Compensation" column for 2019 for Ms. Matis include amounts paid in connection with her retirement as our Chief Legal Officer (in March 2019) and our Vice Chairman (in July 2019), including special bonus payments in July 2019 and January 2020, consulting services through December 31, 2019, and amounts paid with respect to premiums for health insurance continuation coverage for 6 months, in addition to matching contributions under our 401(k) Plan and additional compensation attributable to certain life and disability insurance premiums.

(8)
Amounts reported in the "Stock Awards" column for 2018 for Ms. Matis include shares of our common stock issued in 2018 as part of her annual incentive award for services rendered in 2017. These shares were fully vested but subject to sales restrictions for specified periods.

(9)
Amounts reported in the "All Other Compensation" column for 2019 for Mr. Richardson include amount paid to him upon his departure from the Company in May 2019, representing the estimated value of the vested portion of iPIP points previously granted to Mr. Richardson, which were surrendered and cancelled.

(10)
Amounts reported in the "Stock Awards" column for 2018 for Mr. Richardson include the dollar value of LTIP awards and iPIP points in the 2017-2018 iPIP pool granted to Mr. Richardson on commencement of his employment on March 30, 2018, based on the grant date fair value of such awards calculated in accordance with FASB ASC Topic 718. The fair value of the time-based Units was calculated based upon the share price at the date of grant. Refer to Note 14 of our consolidated financial statements in our 2018 10-K Report for further details.

56 | iStar Inc. 2020 Proxy Statement

Grants of Plan-Based Awards

The following table includes information on plan-based awards granted to our named executive officers who served during 2019.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or		Grant Date

Name	Date	Target (#)		Threshold (#)	Target (#)		(#)	Units (#)		Fair Value ($)

Jay Sugarman	2/28/19		(1)			(1)			(2)	3,344,788	(3)

Marcos Alvarado	2/28/19		(1)			(1)			(2)	2,090,493	(3)
	2/28/19							11,429		100,000	(4)

Andrew Richardson	2/28/19		(1)			(1)			(2)	418,099	(3)
								11,429		100,000	(4)

(1)
As described more fully in "Compensation Discussion and Analysis-Annual Incentive Awards," each year, the Compensation Committee establishes a performance measure and determines the target amount for our total annual incentive pool. The total annual incentive pool is funded after year-end based on how we perform compared to the designated performance measure. Individual employees' payouts from the pool are determined on a discretionary basis by the Compensation Committee. There are no Threshold, Target or Maximum amounts established for individual employees' payouts under the annual incentive award program.

(2)
The 2019 allocations of points in the 2019-2020 iPIP pool for our chief executive officer and our other named executive officers are intended to cover two years of grants (2019 and 2020). Our chief executive officer and our other NEOs will not be granted 2019-20 iPIP points in 2020. The 2019 awards were as follows: Mr. Sugarman—40.0 points (40% of the authorized points); Mr. Alvarado—25.0 points (25% of the authorized points); and Mr. Richardson—5.0 points (5% of the authorized points); Mr. Richardson's' iPIP points were forfeited when his employment with iStar ended. There are no Threshold, Target or Maximum amounts established for individual employees' payouts under the iPIP.

(3)
Amounts reported in the "Grant Date Fair Value" column include the dollar values of iPIP points granted to our named executive officers based on the grant date fair value as determined for accounting purposes. As described elsewhere in this proxy statement, the executives realized no value and did not receive income at the time these awards were granted. Payouts from an iPIP compensation pool to iPIP participants are not expected to commence for several years, and depend on many unknown variables. Further, iPIP participants generally are subject to a six-year vesting period. The fair values of the iPIP points were calculated as of the grant date based on various assumptions with respect to forecasted investment originations, expected realization dates of investments (including maturities or sale dates), asset-specific leverage, corporate leverage, investment returns, credit losses, and other relevant factors. These assumptions are subject to risks and uncertainties that may cause actual results or outcomes to differ materially. Refer to Note 15 of our consolidated financial statements in our 2019 10-K Report for further details.

(4)
Amounts reported in the "Grant Date Fair Value" column also include the dollar value of LTIP awards granted to our named executive officers based on the grant date fair value of such awards calculated in accordance with FASB ASC Topic 718 (without regard to forfeitures). The fair values of the time-based Units were calculated based upon the share price at the date of grant. Refer to Note 15 of our consolidated financial statements in our 2019 10-K Report for further details.

Executive Compensation Tables • Grants of Plan-Based Awards	iStar Inc. 2020 Proxy Statement | 57

Outstanding Equity Awards

The following table shows all outstanding equity awards at the end of 2019 held by our named executive officers who served during 2019, which include unvested iPIP points and unvested Units.

Outstanding Equity Awards at Fiscal 2019 Year-End

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jay Sugarman					(2)	39,976,480	(2)

Marcos Alvarado	11,429	(3)	165,829		(2)	14,512,500	(2)

Nina Matis					(2)	4,221,468	(2)

Andrew Richardson	—	(4)	—	—		—	(4)

(1)
The market value of unvested Units is calculated by multiplying the number of Units by $14.51, the closing market price of our common stock on December 31,2019.

(2)
The terms of the iPIP, including compensation benefits that may be payable to participants, are described elsewhere in this proxy statement in "Compensation Discussion and Analysis—Long-Term Incentive Compensation—iPIP." The estimated fair values of iPIP Points were calculated as of December 31 2019, based on various assumptions with respect to forecasted investment originations, expected realization dates of investments (including maturities or sale dates), asset-specific leverage, corporate leverage, investment returns, credit losses, and other relevant factors. These assumptions are subject to risks and uncertainties that may cause actual results or outcomes to differ materially. Refer to Note 15 of our consolidated financial statements in our 2019 10-K Report for further details. Amounts shown for Mr. Sugarman and Ms. Matis that represent estimated fair values of Points in the 2013-2014 iPIP pool and the 2015-2016 iPIP pool are net of amounts distributed to them during 2019 in respect of vested points in 2013-2014 iPIP pool and 2015-2016 iPIP pool, which were paid 50% in cash and 50% in shares of our common stock, net of applicable tax withholdings.

(3)
In February 2019, Mr. Alvarado was granted an LTIP award in the form of Units that will vest in equal annual installments over a three-year vesting period and, on vesting, entitle the holder to receive an equivalent number of shares of our Common Stock, net of applicable tax withholdings. This LTIP award granted in recognition of his service and performance during 2018.

(4)
In February 2019, Mr. Richardson was granted an LTIP award in the form of Units which were scheduled to vest in equal annual installments over a three-year vesting period and, on vesting, entitled the holder to receive an equivalent number of shares of our Common Stock, net of applicable tax withholdings. This LTIP award was granted in recognition of his service and performance during 2018. This LTIP award, which was unvested, was forfeited upon Mr. Richardson's voluntary departure from the Company in May 2019.

58 | iStar Inc. 2020 Proxy Statement

Stock Vested in Fiscal 2019

The following table presents information for our named executive officers relating to stock awards that vested during 2019.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Andrew Richardson(1)	20,000	168,400

(1)
Mr. Richardson received 12,357 net shares of our common stock upon vesting of this award of Units, after deduction of shares for applicable tax withholdings.

No Pension or Deferred Compensation

We do not maintain any tax-qualified defined benefit plans, supplemental executive retirement plans, or similar plans for which information is required to be reported in a pension benefits table. Similarly, we do not maintain any non-qualified deferred compensation plans for which information is required to be reported.

Employment Agreements with Executive Officers

We do not have employment agreements with any of our named executive officers.

Change-in-Control or Similar Arrangements

None of our named executive officers are party to any "single trigger" change-in-control arrangements that provide for compensation (including accelerated vesting of stock awards) in the event of a change in control. All long-term incentive compensation awards, including iPIP, equity incentive awards and other arrangements for our named executive officers, include a "double trigger" change-in-control provision, meaning that a change in control of iStar will not alone cause any acceleration of vesting of the incentive compensation awards. Vesting and payment of incentive compensation awards will not change unless the recipient's employment is terminated or effectively terminated in connection with a change-in-control transaction, An effective termination would include circumstances including, without limitation, material reduction in position, responsibilities, compensation, or other significant terms of employment.

The iPIP and the terms of applicable award agreements granted to our named executive officers include certain provisions relating to a termination of employment. Except as described below, all unvested iPIP points will be forfeited upon a termination of employment.

Termination for cause.    If a participant's employment is terminated for "cause" (as defined in the iPIP), then all iPIP points, whether vested or unvested, will be forfeited.

Termination due to death or disability.    If a participant's employment is terminated due to death or disability, then the participant's number of vested iPIP points will be increased as of the date of such termination to the next vesting level. For example, if the participant was not yet vested in any points at the time of such termination, the participant's vested points will be increased to 40%. If there had been such a termination due to death or disability on December 31, 2019, the vested points of our named executive officers would have increased to the following amounts: Mr. Sugarman—33.94 points in the 2015-2016 iPIP pool, 22.0 points in the 2017-2018 iPIP pool, and 16.0 points in the 2019-2020 iPIP pool; Ms. Matis—7.65 points in the 2015-2016 iPIP pool, and 2.75 points in the 2017-2018 iPIP pool; and Mr. Alvarado—6.88 points in the 2017-2018 iPIP pool and 10.0 points in the 2019-2020 iPIP pool.

Executive Compensation Tables • Change-in-Control or Similar Arrangements	iStar Inc. 2020 Proxy Statement | 59

Retirement.    If a participant's employment is terminated as a result of the participant's "retirement" (defined in the iPIP and described below) prior to the first anniversary of the commencement of an iPIP pool, the unvested points are forfeited. If a participant's employment is terminated as a result of the participant's "retirement" following the first anniversary of the commencement of an iPIP pool, then 50% of the participant's unvested points in that pool are forfeited and the remaining 50% will continue to vest, pro rata, on the same schedule as if the participant had not retired. Any such points that vest following retirement will be forfeited if the participant competes with iStar, but the participant will not be required to repay any amounts previously received unless the board exercises its authority under our "clawback" policy, described on page 46. For purposes of this partial vesting, "retirement" is defined in the iPIP to mean retirement from iStar after age 60, and with a sum of age plus years of service equal to at least 70.

Nina Matis served as a key member of our senior executive leadership team for more than 20 years. In March 2019, we announced Ms. Matis' retirement as chief legal officer, effective March 2019. She continued to serve as our vice chairman until July 1, 2019 to oversee a smooth transition. In special recognition of her contributions, the Compensation Committee approved special retirement arrangements, pursuant to which Ms. Matis received special bonus compensation for services during 2019, in the form of a payment of $650,000 paid in July 2019 and an additional payment of $250,000 paid in January 2020. In addition, she agreed to provide consulting services through December 31, 2019 and received aggregate payments of $125,000 for providing such services. Ms. Matis also was entitled to retain her previously-granted iPIP points, subject to continued vesting in accordance with the terms of such awards.

Termination after a change in control.    If, after a change in control, a participant's employment is terminated by iStar (or its successor) without cause or by the participant for "good reason," (as defined in the iPIP) then the participant's unvested iPIP points will continue to vest on the same schedule as if the participant had not incurred such termination.

Following a formal determination by the board to proceed with a liquidation of the company, all participants will become 100% vested in their respective iPIP points if their employment is terminated thereafter by us without cause or by the participant for good reason.

The iStar Inc. Severance Plan provides separation benefits in the event an employee is terminated without cause, on terms that are available generally to all salaried employees.

60 | iStar Inc. 2020 Proxy Statement

Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the board of directors, with the concurrence of the board, has selected Deloitte & Touche LLP, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2019, subject to ratification by our shareholders. We expect a representative of Deloitte & Touche LLP to attend the annual meeting. The representative may make a statement, and will respond to appropriate questions.

Accounting Fees and Services

Fees paid to Deloitte & Touche LLP, or Deloitte, our independent registered public accounting firm for the fiscal year ended December 31, 2019 and 2018, and to PricewaterhouseCoopers LLP, or PwC, our independent registered public accounting firm for the fiscal year ended December 31, 2017, were as follows:

Type of fee	2019 (Deloitte)	2018 (Deloitte)	2019 (PwC)	2018 (PwC)

Audit fees	$1,293,500	$928,000	$57,500	$170,000

Audit-related fees	30,000	513,550	$290,000	—

Tax fees	888,860	440,024	—	—

All other fees	3,000	—	24,256	980

Total fees	$2,215,360	$1,881,574	$371,756	$170,980

Audit Fees.    These fees were incurred for professional services rendered in connection with integrated audits of our consolidated financial statements and our internal control over financial reporting, limited reviews of our unaudited consolidated interim financial statements and comfort letters. PwC's fees for 2019 and 2018 relate to work associated with the issuance of the 2017 consolidated financial statements included in our 2019 and 2018 Forms 10-K.

Audit-Related Fees.    These fees were incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not disclosed under "Audit Fees." These audit-related fees included fees related to Deloitte and PwC's review of SEC filings.

Tax Fees.    These fees were incurred for professional services rendered in connection with tax compliance, tax advice, and tax planning. These services included income tax compliance and related tax services.

All Other Fees.    The 2019 fees were incurred for professional services rendered by PwC in connection with insurance claims.

Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm (subject, if applicable, to shareholder ratification) and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance, and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions on those matters to the full board.

Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm • Accounting Fees and Services	iStar Inc. 2020 Proxy Statement | 61

The Audit Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit services, involving the independent registered public accounting firm. During fiscal 2019, the Audit Committee approved all audit engagement fees and terms involving Deloitte, as well as all significant non-audit services performed by Deloitte.

62 | iStar Inc. 2020 Proxy Statement

Report of the Audit Committee

The Audit Committee oversees the financial reporting process of iStar Inc. on behalf of the board of directors in accordance with our charter. The board has determined that all members of the Audit Committee meet the independence requirements of both the Securities and Exchange Commission, or SEC, and the New York Stock Exchange, or NYSE. The board also has determined that all members of the Audit Committee are "audit committee financial experts" within the meaning of the SEC rules, and are financially literate and have accounting or related financial management expertise, as such qualifications are defined under NYSE rules. We operate under a written charter approved by the board, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on iStar's website at www.istar.com (under "Investors" and then "Governance & Proxy") and will be provided in print, without charge, to any shareholder who requests a copy.

iStar's management is responsible for executing the financial reporting process and preparing the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting, as well as disclosure controls and procedures.

We are directly responsible for the appointment, compensation, retention, oversight, and termination of the external auditors. We have appointed Deloitte & Touche LLP, or Deloitte, an independent registered public accounting firm, to audit iStar's consolidated financial statements for the year ending December 31, 2020.

The independent registered public accounting firm is responsible for auditing the effectiveness of iStar's internal controls over financial reporting and for expressing its opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion whether those financial statements conform to generally accepted accounting principles in the United States. We also approve the engagement of an accounting firm to assist management in preparing documentation, testing and evaluating internal controls over financial reporting, and reviewing the performance of those controls. We do not prepare financial statements or conduct audits.

In its capacity as iStar's independent registered public accounting firm for 2019, Deloitte issued a report on the consolidated financial statements as of and for the year ended December 31, 2019. In connection with the December 31, 2019, audited consolidated financial statements, we have:

  O
  reviewed and discussed with management and the independent registered public accounting firm iStar's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

  O
  reviewed and discussed with management and the independent registered public accounting firm iStar's audited financial statements, including discussions regarding critical accounting policies, other appropriate financial accounting and reporting principles and practices, the quality of such principles and practices, and the reasonableness of significant judgments;

  O
  discussed with the independent registered public accounting firm the items that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; and

  O
  reviewed and considered the written disclosures in the letter received from Deloitte, as required by the Public Company Accounting Oversight Board, regarding the independent accountant's communications with the Audit Committee regarding independence, including a discussion about its independence from iStar and management.

Report of the Audit Committee	iStar Inc. 2020 Proxy Statement | 63

Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter in effect in 2019, we recommended to the board that the audited consolidated financial statements for 2019 be included in iStar's Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. The board approved our recommendation.

Submitted by the Audit Committee
Clifford De Souza (Chairman) Robin Josephs Barry W. Ridings

The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate the same by reference.

64 | iStar Inc. 2020 Proxy Statement

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information available to us with respect to any common stock and Series D preferred stock owned by our directors, nominees for director, executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of our issued and outstanding common stock and Series D preferred stock as of March 20, 2020. This table includes options, if any, that are currently exercisable or exercisable within 60 days of the date of this proxy statement, and CSEs and restricted shares of our common stock awarded to non-employee directors under the iStar Inc. Non-Employee Directors' Deferral Plan that are or will be fully vested within 60 days.

Name and Address of Beneficial Owners(1)	Common Stock Beneficially Owned(1)		% of Basic Common Stock Outstanding(2)	Series D Preferred Stock Beneficially Owned(1)	% of Series D Preferred Stock Outstanding(2)

Jay Sugarman(3)	2,565,163	(8)	3.32%	2,000	0.05%

Marcos Alvarado(3)	37,875	(4)	*	—	—

Clifford De Souza(3)	57,004	(5)	*	—	—

Robin Josephs(3)	230,403	(6)	*	—	—

Barry W. Ridings(3)	91,477	(7)	*	—	—

Anita Sands(3)	—		—	—	—

BlackRock, Inc. 55 E. 52nd Street New York, New York 10055	10,634,758	(9)	13.77%	—	—

EJF Capital LLC 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	4,803,980	(10)	6.22%	—	—

FMR LLC 245 Summer Street Boston, Massachusetts 02210	4,161,573	(11)	5.39%	—	—

UBS Group AG Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	6,607,801	(12)	8.55%	—	—

The Vanguard Group 100 Vanguard Blvd., Malvern, Pennsylvania 19355.	9,869,558	(13)	12.78%	—	—

Loomis Sayles & Co., L.P. One Financial Center Boston, MA 02111	5,209,767	(14)	6.74%

All executive officers, directors and nominees for director as a group (7 persons)	2,996,256		3.88%	2,000	0.05%

*
Less than 1%.

(1)
Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2)
As of March 20, 2020, 77,252,306 shares of common stock were deemed outstanding for purposes of this table, of which 77,230,747 were entitled to vote, and 4,000,000 shares of Series D preferred stock were outstanding and entitled to vote.

(3)
c/o iStar Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

Stock Ownership Information • Security Ownership of Certain Beneficial Owners and Management	iStar Inc. 2020 Proxy Statement | 65

(4)
Includes 37,875 shares owned directly by Mr. Alvarado.

(5)
Includes 42,670 shares owned directly by Mr. De Souza and 14,334 restricted shares of common stock owned directly by Mr. De Souza that are or will be fully vested within 60 days.

(6)
Includes 114,780 shares of common stock owned indirectly by Ms. Josephs through a family trust, 13,140 shares owned indirectly through an Individual Retirement Account, 79,549 CSEs held under the iStar Inc. Non-Employee Directors' Deferral Plan that are fully vested, and 22,934 restricted shares of common stock that are or will be fully vested within 60 days.

(7)
Includes 70,114 shares held directly by Mr. Ridings, 7,029 CSEs held under the iStar Inc. Non-Employee Directors' Deferral Plan that are fully vested, and 14,334 restricted shares of common stock that are or will be fully vested within 60 days.

(8)
Includes 2,524,619 shares of common stock owned directly by Mr. Sugarman and 40,544 shares owned indirectly through Mr. Sugarman's spouse.

(9)
This beneficial ownership information is based solely on a Schedule 13G, dated December 31, 2019, as amended, filed with the SEC by BlackRock, Inc. and a review of public filings by the funds reported as beneficial owners in that Schedule 13G.

(10)
This beneficial ownership information is based solely on a Schedule 13G, dated December 31, 2019, as amended, filed with the SEC by EFJ Capital LLC. The shares are held by EJF Debt Opportunities Master Fund, L.P., EJF Debt Opportunities Master Fund II, LP, and EJF Income Fund, LP.

(11)
This beneficial ownership information is based solely on a Schedule 13G, dated December 31, 2019, as amended, filed with the SEC by FMR LLC.

(12)
This beneficial ownership information is based solely on a Schedule 13G, dated December 31, 2019, filed with the SEC by UBS Group AG.

(13)
This beneficial ownership information is based solely on a Schedule 13G, dated December 31, 2019, as amended, filed with the SEC by The Vanguard Group.

(14)
This beneficial ownership information is based solely on a Schedule 13G, dated December 31, 2019, as amended, filed with the SEC by Loomis Sayles & Co., L.P.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Directors, officers, and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners were met.

66 | iStar Inc. 2020 Proxy Statement

Certain Relationships and Related Party Transactions

It is the policy of our board of directors that all transactions between iStar and a "related party" must be approved or ratified by at least a majority of the members of the board who have no financial or other interest in the transaction. For this purpose, a related party includes any director or executive officer, any nominee for director, any shareholder owning 5% of more of our outstanding shares, and any immediate family member of any such person.

In determining whether to approve or ratify a related party transaction, the board will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party's interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which such director is a related party, except that such a director will provide all material information concerning the related party transaction to our board.

If a related party transaction will be ongoing, the board may establish guidelines for management to follow in its ongoing dealings with the related party. The board may delegate to our Nominating and Governance Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to confirm they are in compliance with the board's guidelines.

All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

Our subsidiary is the external manager of Safehold Inc. ("SAFE") pursuant to a management agreement, more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 [insert link/cross-reference]. We are also SAFE's largest shareholder. Our board has adopted specific procedures with respect to transactions in which SAFE is also a participant: such transactions involving an investment or asset value of more than $60 million must be approved by majority of our independent directors on our Board, and transactions involving an investment or asset value of $60 million or less must be approved by a majority of independent directors on our Investment Committee.

We have participated in certain of SAFE's ground lease investment transactions, as a seller of land or by providing financing to SAFE's ground lease tenants. These transactions were approved in accordance with our policy with respect to transactions in which SAFE is also a participant, described above. Here is a summary of these transactions:

  O
  In October 2019, SAFE acquired land and SAFE's Ground Lease tenant acquired the leasehold from a venture in which we have a 50% ownership interest. In addition, we provided a $22.0 million loan to SAFE's Ground Lease tenant for the acquisition of the leasehold. We sold the loan at par to a third-party in November 2019.

  O
  In August 2019, we acquired the leasehold interest in a net lease asset and simultaneously entered into a new 99-year Ground Lease with SAFE.

  O
  In February 2019, we acquired the leasehold interest in an office property and simultaneously entered into a new 98-year Ground Lease with SAFE.

  O
  In January 2019, we committed to provide a $13.3 million loan to the ground lessee of a Ground Lease originated at SAFE. The loan is for the conversion of an office building into a multi-family property in Washington, DC.

  O
  In May 2018, we provided a $19.9 million leasehold mortgage loan to the ground lessee of a Ground Lease originated at SAFE. The loan was for the acquisition of two multi-tenant office buildings in Atlanta, GA. The loan was repaid in full in November 2019.

Certain Relationships and Related Party Transactions	iStar Inc. 2020 Proxy Statement | 67

  O
  In August 2017, we committed to provide a $24.0 million loan to the ground lessee of a Ground Lease originated at SAFE. The loan was for the renovation of a medical office building in Atlanta, GA. We funded $18.4 million of the loan, which was fully repaid in August 2019.

As previously reported in our SEC filings in respect of 2019, during the year, we purchased 22.3 million shares of SAFE common stock (including partnership interests in SAFE's operating partnership that were subsequently exchanged for shares of SAFE common stock) in private placement transactions from SAFE for an aggregate purchase price of $548 million.

68 | iStar Inc. 2020 Proxy Statement

Information about the Annual Meeting of Shareholders | To Be Held May 21, 2020

We are making this proxy statement available to holders of our common stock and holders of our 8.00% Series D preferred stock on or about April 10, 2020, in connection with the solicitation by our board of directors of proxies to be voted at our 2020 annual meeting of shareholders or at any postponement or adjournment of the annual meeting.

This proxy statement is accompanied by our Annual Report for the year ended December 31, 2019. The Annual Report, including our financial statements at December 31, 2019, is available on our website at www.istar.com by choosing "Investors" and then "Governance & Proxy," or you can obtain a print copy, without charge, by contacting Investor Relations at:

(212) 930-9400	iStar Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036

The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. We urge you to authorize a proxy to vote your shares—either by mail, by telephone, or online—at your earliest convenience, even if you plan to attend the annual meeting in person.

    Who is entitled to vote at the meeting?

Only holders of record of our common stock and our Series D preferred stock at the close of business on March 20, 2020, are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 77,230,747 shares of common stock and 4,000,000 shares of Series D preferred stock outstanding and entitled to vote.

    What constitutes a quorum?

In order to have a quorum at the annual meeting, we need the presence, either in person or by proxy, of the holders of enough outstanding common stock and Series D preferred stock, in the aggregate, to cast a majority of the votes entitled to be cast at the meeting.

    What are the voting rights of shareholders?

Each shareholder is entitled to one vote for each share of common stock owned, and 0.25 votes for each share of Series D preferred stock owned, on the record date.

Information about the Annual Meeting of Shareholders	iStar Inc. 2020 Proxy Statement | 69

    What vote is needed to approve each proposal?

Assuming a quorum is present in person or by proxy at the annual meeting, the proposals require the following votes:

Proposal		Votes Needed to Pass	Effect of Abstentions and Broker Non-Votes

1	Election of six directors	Each nominee must receive a plurality of the votes cast by the holders of our common stock and Series D preferred stock, all voting as one class	Counted toward a quorum but no effect on the vote results

2	Non-binding advisory vote to approve executive compensation	The affirmative vote of a majority of the votes cast by the holders of our common stock and Series D preferred stock, all voting as one class	Counted toward a quorum but no effect on the vote results

3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	The affirmative vote of a majority of the votes cast by the holders of our common stock and Series D preferred stock, all voting as one class	Abstentions will be counted toward a quorum but will have no effect on the vote results. There should not be any broker non-votes

For the approval of any other matters properly presented at the meeting for shareholder approval, the affirmative vote of a majority of the votes cast by the holders of our common stock and Series D preferred stock, all voting as one class, is required.

    How can I attend the annual meeting?

The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a shareholder of the Company as of the close of business on the record date, March 20, 2020, or if you hold a valid proxy for the annual meeting. No physical meeting will be held. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/270691408. You also will be able to vote your shares online by attending the annual meeting by webcast.

To participate in the annual meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SFI2020.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

    How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

70 | iStar Inc. 2020 Proxy Statement

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your iStar holdings along with your name and email address to Computershare. Requests for registration should be directed to:

    Computershare
    iStar Legal Proxy
    P.O. Box 43001
    Providence, RI 02940-3001

Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on May 15, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

    Why are you holding a virtual meeting instead of a physical meeting?

In light of health, transportation, and other logistical issues raised by the spread of coronavirus, or COVID-19, under the current circumstances we have no assurance that we would be able to hold a physical meeting that is safe for our participants. We believe that hosting a virtual meeting will enable more of our shareholders to participate in the meeting since our shareholders can participate from any location with Internet access.

    What are broker non-votes?

A "broker non-vote" occurs when a broker, bank, or other nominee does not have discretionary authority as to certain shares to vote on a particular matter, and has not received voting instructions on that matter from the beneficial owner of those shares. Under current NYSE rules, a broker, bank, or other nominee does not have discretionary authority to vote shares without specific voting instructions from the beneficial owner in an election of directors, or on a resolution to approve executive compensation. Brokers, banks, and other nominees do have discretionary authority to vote shares without specific voting instructions on the ratification of the appointment of an independent registered public accounting firm.

    How is my vote counted?

If you properly vote your proxy prior to the annual meeting, the shares that the proxy represents will be voted in the manner you direct. If your proxy does not specify a choice regarding one or more proposals, your shares will be voted FOR the election of directors, FOR the resolution to approve, on a non-binding, advisory basis, executive compensation, and FOR the ratification of the appointment of the independent registered public accounting firm.

Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who also will determine whether a quorum is present. If your shares are held by a broker, bank, or other nominee (i.e., in "street name"), you will receive instructions from your nominee that you must follow in order to have your shares voted. Street name shareholders who wish to vote in person at the meeting will need to obtain a proxy from the broker, bank, or other nominee that holds their shares of record.

    Can I change my vote after I submit my proxy card or vote electronically?

If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted by:

  O
  submitting voting instructions at a later time via the Internet or by telephone before those voting facilities close;

  O
  giving written notice bearing a date later than the date of the proxy to our Secretary expressly revoking the proxy;

Information about the Annual Meeting of Shareholders	iStar Inc. 2020 Proxy Statement | 71

  O
  signing and forwarding to us a proxy dated later; or

  O
  attending the annual meeting and personally voting the common stock or Series D preferred stock that you own of record. Merely attending the annual meeting will not revoke a proxy.

    Who pays the costs of solicitation?

We will pay the costs of soliciting proxies from our shareholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit the return of proxies by telephone, fax, personal interview, or otherwise without being paid additional compensation. We will reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation materials to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE. We have engaged Alliance Advisors LLC to solicit proxies on our behalf in connection with our 2020 annual meeting of shareholders and to provide other advisory services for a fee of $17,500, plus expenses.

    When are shareholder proposals due for the 2021 annual meeting?

Shareholder proposals intended to be included in our proxy materials and presented at the 2021 annual meeting must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our Secretary. Such proposals must be received by us no later than December X, 2020.

If you wish to submit a shareholder proposal to be considered at our 2021 annual meeting but not included in our proxy materials, the proposal must contain the information required by our bylaws. Such proposals must be submitted between November X, 2020, and December X, 2020. However, if the date of the 2021 annual meeting is advanced more than 30 days prior to, or delayed more than 30 days after, May XX, 2021, such proposals must be delivered between the 150th day prior to the date of the 2021 annual meeting and the later of (i) the 120th day prior to the date of the 2021 annual meeting or (ii) the tenth day following the date on which public announcement of the date of the 2021 annual meeting of shareholders is first made.

    What is householding of proxy materials?

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials to that address. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders (less bulk mail) and cost savings for companies.

A number of brokers with account holders who are our shareholders intend to "household" our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you receive notice that your broker will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify us by contacting our Investor Relations department at:

(212) 930-9400	iStar Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036

72 | iStar Inc. 2020 Proxy Statement

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact us as specified above.

    Are there any other matters coming before the 2020 Annual Meeting?

Management does not intend to bring any other matters before the annual meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the annual meeting or any postponement of the meeting, the individuals named in the accompanying proxy will vote the shares represented by your proxy in accordance with their discretion.

Additional Information

The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent the information is superseded by information in this proxy statement.

This proxy statement incorporates by reference: (a) the information contained in our Annual Report on Form 10-K for the year ended December 31, 2019; and (b) the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

You may obtain, without charge, a copy of any of the documents incorporated by reference herein by:

by writing to: iStar Inc. Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036	by visiting our website: www.istar.com

By Order of the Board of Directors, Geoffrey M. Dugan General Counsel and Corporate Secretary

New York, New York
April 10, 2020

Information about the Annual Meeting of Shareholders • Additional Information	iStar Inc. 2020 Proxy Statement | 73

Exhibit A—Non-GAAP Reconciliation

Adjusted Income

In addition to net income (loss) prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we use adjusted income, a non-GAAP financial measure, to measure our operating performance. Adjusted income is used internally as a supplemental performance measure adjusting for certain non-cash GAAP measures to give management a view of income more directly derived from operating activities in the period in which they occur. Adjusted income is calculated as net income (loss) allocable to common shareholders, prior to the effect of depreciation and amortization, provision for (recovery of) loan losses, impairment of assets, stock-based compensation expense, the liquidation preference recorded as a premium above book value on the redemption of preferred stock, the imputed non-cash interest expense recognized for the conversion feature of our senior convertible notes, the non-cash portion of gain (loss) on early extinguishment of debt and is adjusted for the effect of gains or losses on charge-offs and dispositions on carrying value gross of loan loss reserves and impairments.

	For the Years Ended December 31,

	2019	2018

	(in thousands of dollars)
Adjusted Income

Net income (loss) allocable to common shareholders	$291,547	$(64,757)

Add: Depreciation and amortization(1)	58,925	68,056

Add: Provision for loan losses	6,482	16,937

Add: Impairment of assets(2)	13,419	163,765

Add: Stock-based compensation expense	30,436	17,563

Add: Loss on early extinguishment of debt, net	7,118	4,318

Add: Non-cash interest expense on senior convertible notes	4,984	4,733

Less: Losses on charge-offs and dispositions(3)	(121,576)	(67,506)

Adjusted Income allocable to common shareholders(4)	$291,335	$143,109

(1)
Depreciation and amortization also includes our proportionate share of depreciation and amortization expense for equity method investments and excludes the portion of depreciation and amortization expense allocable to noncontrolling interests.

(2)
Impairment of assets also includes impairments on equity method investments.

(3)
Represents the impact of charge-offs and dispositions realized during the period. These charge-offs and dispositions were on assets that were previously impaired for GAAP and reflected in net income but not in Adjusted Income.

(4)
Adjusted Income for the year ended December 31, 2018, as previously reported, included a $75.9 million add-back attributable to aggregate deferred gains on our retained interests in entities to which we sold or contributed properties prior to 2018 and a $3.3 million add-back for depreciation related to such properties. We recognized those gains in our GAAP retained earnings as of January 1, 2018 when we adopted a new accounting standard that mandated such recognition. We retrospectively modified our presentation of Adjusted Income for 2018, as shown in the table above, to reflect the effects of the dispositions in the periods in which they occurred.

Exhibit A—Non GAAP Reconciliation • Adjusted Income	iStar Inc. 2020 Proxy Statement | A-1

iStar Inc.
1114 Avenue of the Americas
39th Floor
New York, New York 10036
www.istar.com

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/STAR delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/STAR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Clifford De Souza 02 - Robin Josephs 03 - Richard Lieb 04 - Barry Ridings 05 - Anita Sands 06 - Jay Sugarman ForAgainst Abstain ForAgainst Abstain 2. Say on Pay – A non-binding advisory vote approving executive compensation 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 4 6 7 4 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 6 2 D V 4 036GMD MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. Annual Meeting Proxy Card1234 5678 9012 345

The 2020 Annual Meeting of Shareholders of iStar Inc. will be held on Thursday, May 21, 2020 at 9:00 a.m., Eastern time, virtually via the internet at www.meetingcenter.io/270691408. To access the virtual meeting, you must have the 15-digit number that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — SFI2020. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/STAR q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting of Shareholders – May 21, 2020 at 9:00 a.m. Eastern Time Jay Sugarman and Geoffrey M. Dugan, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of iStar Inc. to be held on May 21, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, the election of six nominees as directors, FOR Item 2, approval of the non-binding advisory vote approving executive compensation, and FOR Item 3 the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — iStar Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/STAR